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                                                                     EXHIBIT 3.3

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                           FIRST AMENDED AND RESTATED

                                  AGREEMENT OF

                               LIMITED PARTNERSHIP

                                       OF

                      BRL UNIVERSAL EQUIPMENT 2001 A, L.P.


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                          DATED AS OF FEBRUARY 9, 2001


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THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. NO INTEREST MAY BE SOLD OR OFFERED FOR SALE (WITHIN THE MEANING OF ANY SECURITIES LAW) UNLESS A REGISTRATION STATEMENT UNDER ALL APPLICABLE SECURITIES LAWS WITH RESPECT TO THE INTEREST IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS IS THEN APPLICABLE TO THE INTEREST. THIS AGREEMENT PROVIDES THAT A LIMITED PARTNER MAY "TRANSFER" ITS INTEREST IN COMPLIANCE WITH THE PROVISIONS OF THIS AGREEMENT, AND ANY ATTEMPTED TRANSFER IN VIOLATION OF THE PROVISIONS OF THIS AGREEMENT SHALL BE NULL AND VOID AND OF NO FORCE OR EFFECT.

First Amended and Restated Agreement of Limited Partnership - page 1
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                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                      BRL UNIVERSAL EQUIPMENT 2001 A, L.P.

                          Dated as of February 9, 2001

         This First Amended and Restated Agreement of Limited Partnership dated as of the above date is entered into by and between BRL Universal Equipment Management, Inc., a Delaware corporation, as the General Partner, and the parties designated as the Limited Partners herein.

         WHEREAS, BRL Universal Equipment Management, Inc. and Gregory C. Greene executed the Agreement of Limited Partnership of BRL Universal Equipment 2001 A, L.P. dated as of January 18, 2001 (the "ORIGINAL AGREEMENT");

         WHEREAS, the parties hereto have executed this Agreement to amend and restate the Original Agreement to reflect, among other things, (i) the admission of Deutsche Bank A.G., New York Branch and First Union Bank to the Partnership as Limited Partners, and (ii) the withdrawal of Gregory C. Greene from the Partnership.

         NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

         Definitions: Unless the context otherwise requires, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth or referred to in Appendix A to the Participation Agreement dated as of February 9, 2001 among BRL Universal Equipment 2001 A, L.P., BRL Universal Equipment Management, Inc., Universal Compression, Inc., Universal Compression Holdings, Inc., The Bank of New York and the Tranche B Lenders, Administrative Agent and Collateral Agent, each as defined therein, which Appendix A also contains the rules of usage that shall apply hereto. As used in this Agreement, unless otherwise specified, the following terms (in addition to the terms defined elsewhere herein), and the singular or plural thereof, shall have the following meanings when used herein with initial capital letters:

         1.1 ACT: "Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. " 17-101, et seq., as amended from time to time.

         1.2 AGREEMENT: "Agreement" means this First Amended and Restated Agreement of Limited Partnership, as amended or restated from time to time.

         1.3 BOOK VALUE: "Book Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

First Amended and Restated Agreement of Limited Partnership - page 2
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             1.3.1 the initial Book Value of any asset contributed (or deemed contributed) to the Partnership shall be the asset's gross Fair Market Value at the time of such contribution;

             1.3.2 the Book Value of all Partnership assets shall be adjusted to equal their respective gross Fair Market Values at the times specified in Treasury Regulations under Section 704(b) of the Code if the Partnership so elects; and

             1.3.3 if the Book Value of an asset has been determined pursuant to CLAUSE 1.3.1 or 1.3.2, such Book Value shall thereafter be adjusted in the same manner as would the asset's adjusted basis for federal income tax purposes, except that depreciation deductions shall be computed in accordance with SECTION 1.31.4.

         1.4 CAPITAL ACCOUNT: Capital Account has the meaning assigned to it in
SECTION 4.3.

         1.5 CAPITAL CONTRIBUTION: "Capital Contribution" means the aggregate capital contribution theretofore made or deemed made by a Partner pursuant to
ARTICLE 4 hereof.

         1.6 CASH FROM A CAPITAL TRANSACTION: "Cash From a Capital Transaction" means the net cash realized by the Partnership from the disposition of any Partnership Property after retirement of applicable debt on or directly related to such Partnership Property, satisfaction of all liabilities and expenses of or related thereto, and any other expenditures related to such disposition. Cash From a Capital Transaction shall not include Cash From Operations.

         1.7 CASH FROM OPERATIONS: "Cash From Operations" means for the period in question, the excess, if any, of the total gross revenues of the Partnership from the operation of the Partnership Property over the sum of all disbursements from the Partnership, including without limitation, disbursements for debt service (including a reserve for the payment of the accrued and unpaid interest) and expenses of the Partnership described in SECTIONS 6.1 hereof; provided, however, that Cash From Operations shall not include those items included in determining Cash From a Capital Transaction.

         1.8 CODE: "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

         1.9 CREDIT AGREEMENT: "Credit Agreement" means each Operative Document to which the Partnership is a party, as amended or restated.

         1.10 DISTRIBUTION: "Distribution" means any cash or other asset or interest therein distributed to the Limited Partner and the General Partner arising from their Interests in the Partnership, but does not include any other payments or reimbursements to the General Partner pursuant to this Agreement.

         1.101 EQUITY ADMINISTRATIVE AGENT: "Equity Administrative Agent" means Deutsche Bank AG, New York Branch as agent for the Limited Partners.

         1.11 FAIR MARKET VALUE: "Fair Market Value" means with respect to Partnership Property the fair market value of a Partnership asset as determined by the General Partner and the Limited Partner, or if the General Partner and the Limited Partner are unable to agree on

First Amended and Restated Agreement of Limited Partnership - page 3
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the fair market value of a item of Partnership Property, the fair market value as determined by an appraiser selected by the General Partner and the Limited Partner. If the General Partner and the Limited Partner are unable to agree on an appraiser, each of the General Partner and the Limited Partner shall select an appraiser, and the designated appraisers shall select one appraiser to determine the fair market value of the asset. The conclusions of such appraiser shall be conclusive and binding on the General Partner and the Limited Partner.

         1.12 GENERAL PARTNER: "General Partner" means BRL Universal Equipment Management, Inc., a Delaware corporation, and any substitute therefor and any additions thereto approved as provided in ARTICLE 10 hereof.

         1.13 GROSS INCOME: "Gross Income" means, for each taxable year or other period, an amount equal to the Partnership's gross income as determined for federal income tax purposes for such taxable year or other period, but computed with the adjustments specified in SECTIONS 1.30.1 and 1.30.3.

         1.14 INITIAL CAPITAL CONTRIBUTION: "Initial Capital Contribution" means the cash or property contributed to the capital of the Partnership by a Partner on the formation of, or admission to, the Partnership pursuant to SECTION 4.1 hereof.

         1.15 INDEBTEDNESS: "Indebtedness" means an obligation in respect of borrowed money or a purchase money obligation.

         1.16 INTEREST: "Interest" means an interest in the Partnership that entitles the owner thereof to an interest in the Profit or Loss and Distributions.

         1.17 LIMITED PARTNER: "Limited Partner" means each of Deutsche Bank A.G., New York Branch and First Union National Bank, and any substitutes therefor and any additions thereto approved as provided in ARTICLE 9 hereof.

         1.171 LIMITED PARTNER EQUITY COMMITMENT: "Limited Partner Equity Commitment" means for each Limited Partner the "Equity Commitment" amount identified therefor on Exhibit B.

         1.18 LIMITED PARTNER PREFERRED RETURN: "Limited Partner Preferred Return" means, with respect to each calculation period, an amount equal to the Equity Yield calculated in accordance with Sections 5.6, 5.7 and 5.8. The Limited Partner Preferred Return shall only be payable from Cash From Operations and Cash From a Capital Transaction, to the extent that there is either Cash From Operations or Cash From a Capital Transaction.

         1.19 LIMITED PARTNER REDEMPTION AMOUNT: "Limited Partner Redemption Amount" means an amount equal to the sum of (i) aggregate Capital Contributions of the Limited Partner reduced by the aggregate Distributions to the Limited Partner pursuant to SECTION 5.2.3(i), plus (ii) any unpaid Limited Partner Preferred Return, plus (iii) any other costs, expenses or payments owing to the Limited Partner pursuant to Article 6 hereof.

         1.191 MAJORITY LIMITED PARTNERS: "Majority Limited Partners" means Limited Partners with Capital Accounts in the aggregate in excess of fifty percent (50%) of all Capital Accounts.

First Amended and Restated Agreement of Limited Partnership - page 4
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         1.20 NET PROFIT OR NET LOSS: "Net Profit or Net Loss" means Profit or
Loss for any fiscal year or other period determined after taking into account allocations, if any, of Gross Income pursuant to SECTION 5.1.1 and special allocations of depreciation and certain expenses and fees pursuant to SECTION 5.1.2.

         1.21 ORGANIZATION EXPENSES: "Organization Expenses" means any and all expenses incurred by the Partnership and the General Partner in connection with organizing the Partnership, including, without limitation, (i) all filing expenses incurred in connection with the execution and delivery of this Agreement, (ii) fees and disbursements of legal counsel, accountants and other advisors, escrow agents and other persons or entities retained in connection with the formation of the Partnership, and (iii) all third-party out-of-pocket expenses incurred by any or the foregoing or the General Partner and any reimbursable expenses incurred by any employee thereof in connection with the organization of the Partnership.

         1.22 PARTNER: "Partner" means the General Partner or the Limited Partner, and reference to "Partners" shall be to all of the Partners.

         1.23 PARTNER NONRECOURSE DEBT: "Partner Nonrecourse Debt" means any nonrecourse debt of the Partnership which meets the requirements set forth in Treasury Regulations Section 1.704-2(b)(4).

         1.24 PARTNER NONRECOURSE DEBT MINIMUM GAIN: "Partner Nonrecourse Debt Minimum Gain" means the minimum gain attributable to Partner Nonrecourse Debt as determined under Treasury Regulations Section 1.704-2(i)(3).

         1.25 PARTNER NONRECOURSE DEDUCTIONS: "Partner Nonrecourse Deductions" means any loss, deduction, or Code Section 705(a)(2)(B) expenditure, or item thereof, that is attributable to a Partner Nonrecourse Debt, as determined under Treasury Regulations Section 1.704-2(i)(2).

         1.26 PARTNERSHIP: "Partnership" means the limited partnership created for the purpose and upon the terms and conditions set forth in this Agreement.

         1.27 PARTNERSHIP MINIMUM GAIN: "Partnership Minimum Gain" means the amount computed under Treasury Regulations Section 1.704-2(d)(1) with respect to the Partnership's nonrecourse liabilities as determined under Treasury Regulations Section 1.752-1(a)(2).

         1.28 PARTNERSHIP NONRECOURSE DEDUCTIONS: "Partnership Nonrecourse Deductions" means any loss, deduction or Code Section 705(a)(2)(B) expenditure, or item thereof, that is attributable to nonrecourse liabilities of the Partnership as defined in Treasury Regulations Section 1.752-1(a)(2).

         1.29 PARTNERSHIP PROPERTY: "Partnership Property" means any real or personal property or any direct or indirect interest therein owned or acquired by the Partnership, including the Equipment.

         1.30 PROFIT OR LOSS: "Profit" or "Loss" for any Partnership fiscal period means an amount equal to the Partnership's taxable income or loss for such period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or

First Amended and Restated Agreement of Limited Partnership - page 5
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deduction required to be stated separately pursuant to Section 703(a)(1) of the
Code shall be included in taxable income or loss), with the following adjustments:

                  1.30.1 Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss will be added to taxable income or loss;

                  1.30.2 Any expenditures of the Partnership described in Code
         Section 705(a)(2)(B) or treated as Section 705(a)(2)(B) expenditures under Code Section 704(b), and not otherwise taken into account in computing Profit or Loss, will be subtracted from taxable income or loss;

                  1.30.3 Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Value of the property, notwithstanding that the adjusted tax basis of the property differs from its Book Value;

                  1.30.4 In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account depreciation on the assets' respective Book Values for such taxable year or other period determined in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g);

                  1.30.5 The amount of any Gross Income allocated to the Partners pursuant to SECTIONS 5.1.1, 5.1.5(i), 5.1.5(ii), 5.1.5(iii) and 5.1.6 shall not be included as income or revenue; and

                  1.30.6 Any amount allocated to the Partners pursuant to SECTIONS 5.1.5(iv), 5.1.5(v) or 5.1.6 shall not be included as a loss, deductions or Code Section 705(a)(2)(B) expenditure.

         1.31 TRANSFER: "Transfer" means any hypothecation, assignment, transfer or other disposition, whether voluntary, by operation of law or otherwise.

                                   ARTICLE 2.

                      FORMATION, NAME AND PLACE OF BUSINESS

         2.1 Continuation. The parties hereto hereby continue the Partnership as a limited partnership pursuant to the Act.

         2.2 Name. The name of the Partnership shall be BRL UNIVERSAL EQUIPMENT 2001 A, L.P. The General Partner may change the name of the Partnership only with the written consent of the Limited Partners.

         2.3 Place of Business. The principal place of business of the Partnership shall be 2911 Turtle Creek Boulevard, Suite 1240, Dallas, Texas 75219. The General Partner may change the principal place of business of the Partnership at any time and from time to time by notice to the Limited Partner. The Partnership may also establish such additional places of business as the General Partner may in its sole discretion determine to be appropriate.

First Amended and Restated Agreement of Limited Partnership - page 6
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         2.4 Registered Office. The Partnership shall maintain in the State of
Delaware in compliance with the Act a registered office, and a registered agent for service of process on the Partnership. The initial registered office of the Partnership shall be Corporation Trust Center, 1209 Orange Street, The City of Wilmington, County of Newcastle, Delaware, and its initial registered agent at such registered office is The Corporation Trust Company. The General Partner may change the Partnership's registered office or registered agent, or both, in accordance with the Act, and in the event of any such change, the Limited Partners shall be notified in writing at least ten (10) days prior to any such change in the registered agent of the Partnership.

         2.5 Qualification in Other Jurisdictions. The General Partner is authorized to qualify or register the Partnership to do business in each state where the Partnership conducts business. In connection therewith, the General Partner is authorized to designate a registered office and registered agent in each such jurisdiction, and to file such certificates or other documents as may be reasonably necessary in such jurisdictions. The General Partner is also authorized to designate a registered agent in New York for service of process under the Operative Documents. Upon request by any Limited Partner or as otherwise required by any of the Operative Documents, General Partner will cause the Partnership to be qualified in the State of Texas.

                                   ARTICLE 3.

                                PURPOSE AND TERM

         3.1 Purpose. The business of the Partnership shall be to acquire, own, hold title to, and lease the Partnership Property, together with such other activities (including sale or other disposition of the Partnership Property) as may be necessary, advisable or convenient to the promotion or conduct of the business of the Partnership, including, without limitation, the incurring of indebtedness and the granting of liens and security interests on the Partnership Property pursuant to the Credit Agreement to secure the repayment of such indebtedness, to the extent permitted under this Agreement; provided that the parties hereto intend that with respect to the acquisition of the Partnership Property and the transactions contemplated under the Credit Agreement, (i) for financial accounting purposes, the Partnership will be treated as the owner and the lessor of the Partnership Property leased to Lessee and (ii) for all federal, state and local income tax purposes, state sales and use tax purposes and other transaction purposes, the Partnership will not be treated as the owner or lessor of the Partnership Property leased to Lessee, but rather, will be treated as a lender making loans to any lessee of the Partnership Property.. The General Partner shall assure that the Partnership does not enter into or conduct any business or assume any obligation or debt other than the business and obligations contemplated by the Operative Documents so long as the Operative Documents are binding upon the Partnership.

         3.2 Term. The term of the Partnership commenced upon the issuance of the Partnership's Certificate of Limited Partnership by the Delaware Secretary of State on January 18, 2001 and shall continue until terminated as provided in
ARTICLE 11 hereof.

First Amended and Restated Agreement of Limited Partnership - page 7
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                                   ARTICLE 4.

                              CAPITAL CONTRIBUTIONS

         4.1 Initial Capital Contributions.

             4.1.1 General Partner. Upon the formation of the Partnership, the General Partner contributed Twenty Thousand and No/100 Dollars ($20,000.00) cash to the capital of the Partnership.

             4.1.2 New Limited Partners. Upon execution of this Agreement and admission to the Partnership, the Limited Partners agree to contribute the amount set forth in SECTION 4.2 below, subject to the terms and conditions set forth in such Section, in cash to the capital of the Partnership.

             4.1.3 Initial Limited Partner. The initial Limited Partner of the Partnership, Gregory C. Greene, contributed One Thousand and No/100 Dollars ($1,000.00) cash to the capital of the Partnership, which such amount shall be repaid to him upon his withdrawal from the Partnership.

         4.2 Additional Capital Contributions.

             4.2.1 General Partner. Except as provided in SECTION 7.4.2(b) below, the General Partner shall not be obligated to make any additional contributions to the capital of the Partnership for any reason, including, without limitation, to fund any Distribution or Limited Partner Preferred Return.

             4.2.2 Limited Partner.

             (i) Each Limited Partner shall be required to make cash contributions to the capital of the Partnership, not to exceed the amount of each Limited Partner's Equity Commitment, to acquire Partnership Property only until the Commitment Termination Date; provided the conditions set forth in Article 15 are fully satisfied.

             (ii) If there is a default under either the Credit Agreement or the Lease Agreement pertaining to the Partnership Property, then each Limited Partner may, but shall be under no obligation to, make additional contributions to the capital of the Partnership to pursue the Partnership's legal and equitable remedies, if any, under any of the Operative Documents.

             (iii) Except as required by SECTION 4.2.2(i) above, no Limited Partner shall be obligated to make any additional contributions to the capital of the Partnership.

         4.3 Capital Accounts.

             4.3.1 Establishment and Maintenance. A separate capital account ("CAPITAL ACCOUNT") will be maintained for each Partner. The Capital Account of each Partner will be determined and adjusted as follows:

First Amended and Restated Agreement of Limited Partnership - page 8
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                  (i) Each Partner's Capital Account will be credited with the amount of cash actually contributed by such Partner to the capital of the Partnership (or deemed contributed pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(c)), the Fair Market Value of any property contributed by such Partner to the capital of the Partnership (net of any liabilities secured by such property that the Partnership is considered to assume or take subject to under Code Section 752) and such Partner's share of Gross Income or Profit (and all items thereof) of the Partnership.

                  (ii) Each Partner's Capital Account will be debited with the amount of cash distributed to such Partner by the Partnership (or deemed distributed pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(c)), the Fair Market Value of any property distributed to the Partner by the Partnership (net of any liability secured by such property that the Partner is considered to assume or take subject to under Code Section 752) and the Partner's share of Loss (and all items thereof) of the Partnership.

                  (iii) If the Partnership at any time distributes any of its assets in-kind to any Partner, the Capital Account of each Partner shall be adjusted to account for that Partner's allocable share (as determined under ARTICLE 5 below) of the Profit or Loss that would have been realized by the Partnership had it sold the assets that were distributed at their respective Fair Market Values immediately prior to their distribution.

                  (iv) Any adjustments to the tax basis (or Book Value) of
             Partnership property under Code Sections 732, 734 or 743 will be reflected as adjustments to the Capital Accounts of the Partners only in the manner and to the extent provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

                  (v) The Capital Accounts of the Partners shall be adjusted to reflect a revaluation of Partnership Property to its Fair Market Value on the date of adjustment upon the occurrence of any of the following events:

                       (a) An increase in any new or existing Partner's Interest
                  resulting from the contribution of money or property (other than a de minimis amount) by the Partner to the Partnership,

                       (b) Any reduction in a Partner's Interest resulting from
                  a distribution to such Partner (other than a de minimis amount) in redemption of all or part of its Interest, unless such Distribution is pro rata to all Partners in accordance with their respective Interests, and

                       (c) Whenever otherwise allowed under Treasury Regulation
                  Section 1.704-1(b)(2)(iv)(f).

             The adjustments to Capital Accounts shall reflect the manner in which unrealized Profit or Loss inherent in the property would be allocated if there were a disposition of the Partnership's property at its Fair Market Value on the date of adjustment.

First Amended and Restated Agreement of Limited Partnership - page 9
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                  (vi) For purposes of SECTION 5.1.5 below, a Partner's Capital
             Account shall be reduced by the net adjustments, allocations and Distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) which, as of the end of the
             Partnership's taxable year are reasonably expected to be made to such Partner, and shall be increased by the sum of (a) any amount that the Partner is required to restore to the Partnership upon liquidation of its Interest in the Partnership (or which is so treated pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c)) pursuant to the terms of this Agreement or under state law, (b) the Partner's share (as determined under Treasury Regulations Section 1.704-2(g)(1)) of the Partnership Minimum Gain and (c) the Partner's share (as determined under Treasury Regulations Section 1.704-2(i)(5)) of Partner Nonrecourse Debt Minimum Gain, and (d) the Partner's share (as determined under
             Section 752 of the Code) of any recourse indebtedness of the Partnership to the extent that such indebtedness could not be repaid out of the Partnership's assets if all the Partnership's assets were sold at their respective Book Values as of the end of the taxable year or other period and the proceeds from the sales were used to pay the Partnership's liabilities. For purposes of CLAUSE (d) above, the amounts computed pursuant to CLAUSE (a) above for each Partner shall be considered to be proceeds from the sale of the assets of the Partnership to the extent such amounts would be available to satisfy (directly or indirectly) the indebtedness specified in CLAUSE (d) above.

                  (vii) It is the intention of the Partners that the Capital
             Accounts of the Partnership be maintained strictly in accordance with the Capital Account maintenance requirements of Treasury Regulations Section 1.704-1(b). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations
             Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations and any amendment or successor provision thereto.

             4.3.2 Transfer of Partnership Interest. If any Interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

             4.3.3 Modifications by General Partner. The terms of this SECTION
         4.3 and the other terms of this Agreement relating to the maintenance of Capital Accounts have been included in this Agreement to comply with
         Section 704(b) of the Code and Treasury Regulations Section 1.704-1(b) and will be interpreted and applied in a manner consistent with those provisions. The General Partner may modify the manner in which the Capital Accounts are maintained under this SECTION 4.3 in order to comply with those provisions, as well as upon the occurrence of events that might otherwise cause this Agreement not to comply with those provisions; provided that no such modification shall be made without the prior written consent of each Partner whose rights under this Agreement would suffer a material adverse economic impact as a result of such modification.

         4.4 Interest on Capital. Except as expressly provided in this Agreement, no Partner will be entitled to any interest on its Capital Account or on its contributions to the capital of the Partnership.

First Amended and Restated Agreement of Limited Partnership - page 10

         4.5 Deficit Capital Accounts. Except to the extent of payments required of the General Partner pursuant to SECTION 7.4.2(b), if, upon Distribution of liquidation proceeds, any Partner has a deficit in its Capital Account, such Partner shall not be required to restore such deficit to the Partnership.

                                   ARTICLE 5.

                  ALLOCATION OF PROFIT, LOSS AND DISTRIBUTIONS

         5.1 Allocation of Gross Income, Depreciation, Profit, Loss, etc.

             5.1.1 Gross Income. For each fiscal year or other period, Gross Income from Partnership Property shall be allocated to the Limited Partner in an amount such that the Limited Partner has been allocated a cumulative amount of Gross Income pursuant to this SECTION 5.1.1 equal to the cumulative amount of Limited Partner Preferred Return through such fiscal year or other period.

             5.1.2 Special Allocations. For each fiscal year or other period, any deduction with respect to expenses funded by the Limited Partner pursuant to SECTION 4.2.2(ii) shall be allocated to the Limited Partner. For each fiscal year or other period, any deduction with respect to any fees paid to the General Partner pursuant to SECTION 6.3 shall be allocated to the General Partner.

             5.1.3 Net Profit. Except as provided in SECTIONS 5.1.5 and 5.1.6, Net Profit for any fiscal year shall be allocated to the Limited Partner in an amount equal to the sum of (x) the excess of the sum of the cumulative Limited Partner Preferred Return over the cumulative Gross Income allocated to the Limited Partner pursuant to SECTION 5.1.1 plus (y) the excess of the sum of the cumulative Net Losses allocated to the Limited Partner pursuant to SECTION 5.1.4 and the cumulative deductions allocated to the Limited Partner pursuant to Section 5.1.2 over the cumulative Net Profits previously allocated to the Limited Partner pursuant to this SECTION 5.1.3(y), and then to the General Partner.

             5.1.4 Net Loss. Except as provided in SECTION 5.1.5 and 5.1.6, Net Loss for any fiscal year shall be allocated to the Limited Partner.

             5.1.5 Special Regulatory Allocations. Except as otherwise provided in this Agreement, the following special regulatory allocations will be made in the following order and priority:

                   (i) Qualified Income Offset. After application of SECTIONS
             5.1.5(ii) and (iii), if in any taxable year or other period, a Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Gross Income shall first be allocated to the Partners with negative Capital Account balances (adjusted in accordance with SECTION 4.3.1(vi) hereof), in proportion to such negative balances, until such balances are increased to zero. This SECTION 5.1.5(i) is intended to constitute a "qualified income offset" and will be interpreted consistent with Treasury Regulations Section 1.704-1(b)(2).

First Amended and Restated Agreement of Limited Partnership - page 11
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                   (ii) Minimum Gain Chargeback. Notwithstanding any other
             provision of this Agreement to the contrary, and except as provided in Treasury Regulations Section 1.704-2(f), if in any taxable year or other period, there is a net decrease in Partnership Minimum Gain, then each Partner shall first be allocated items of Gross Income for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2); provided, however, if there is insufficient Gross Income in a year to make the allocation specified above, as applicable, for all Partners for such year, the Gross Income shall be allocated among the Partners in proportion to the respective amounts they would have been allocated above had there been an unlimited amount of Gross Income for such year. This
             SECTION 5.1.5(ii) is intended to constitute a "minimum gain chargeback" and will be interpreted consistent with Treasury Regulations Section 1.704-2(f).

                   (iii) Minimum Gain Chargeback for Partner Nonrecourse Debt.
             Notwithstanding any other provision of this Agreement to the contrary other than SECTION 5.1.5(ii), and except as provided in Treasury Regulations Section 1.704-2(i)(4), if in any taxable year there is a net decrease in Partner Nonrecourse Debt Minimum Gain, then each partner shall first be allocated items of Gross Income for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in such minimum gain during such year (as determined in accordance with Treasury Regulations Section 1.704-2(i)(4)); provided, however, if there is insufficient Gross Income in a year to make the allocation specified above, as applicable, for all Partners for such year, the Gross Income shall be allocated among the Partners in proportion to the respective amounts they would have been allocated above had there been an unlimited amount of Gross Income for such year. This
             SECTION 5.1.5(iii) is intended to constitute a "minimum gain chargeback" with respect to Partner Nonrecourse Debt and will be interpreted consistent with Treasury Regulations Section 1.704-2(i)(4).

                   (iv) Partnership Nonrecourse Deductions. Partnership
             Nonrecourse Deductions for any taxable year or other period with respect to Partnership Property shall be allocated to the Limited Partner.

                   (v) Partner Nonrecourse Deductions. Notwithstanding anything to the contrary in this Agreement, any Partner Nonrecourse Deductions for any taxable year or other period shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable. In the event that Partner Nonrecourse Deductions are allocated to a Partner in a taxable year or other period pursuant to the preceding sentence, compensating allocations of items of Partnership loss, deduction or Code Section 705(a)(2)(B) expenditure shall be made to the other Partners in such taxable year or other period to the maximum extent possible so that the aggregate items of Partnership loss, deduction or Code
             Section 705(a)(2)(B) expenditure allocated to the Partners pursuant to this Section with respect to Partnership Property shall be allocated to the Limited Partner.

First Amended and Restated Agreement of Limited Partnership - page 12

                   (vi) Limit on Loss Allocations. Notwithstanding the
             provisions of SECTION 5.1.4, Loss (or items thereof) shall not be allocated to any Partner if such allocation would cause or increase a negative balance in such partner's Capital Account (adjusted in accordance with SECTION 4.3.1(vi)) hereof) and shall be proportionately reallocated to the other Partners, subject to the limitations of this SECTION 5.1.5(vi).

             5.1.6 Curative Allocations. In the event that any Gross Income, Loss (or items thereof) or deductions are allocated pursuant to SECTION 5.1.5, subsequent Gross Income, Profit, or Loss (or items thereof) will first be allocated (subject to SECTION 5.1.5) to the Partners in a manner that will result in each partner having a Capital Account balance equal to that which would have resulted if the original allocation of Gross Income, Loss (or items thereof) or deductions pursuant to SECTION 5.1.5 had not occurred; provided, however, no allocations pursuant to this SECTION 5.1.6 that are intended to offset allocations pursuant to SECTIONS 5.1.5(ii) or 5.1.5(iii) shall be made prior to the taxable year during which there is a net decrease in Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain, and no such allocation pursuant to this SECTION 5.1.6 shall be made to the extent that the General Partner reasonably determines that it is likely to duplicate a subsequent mandatory allocation pursuant to SECTION 5.1.5(ii) or (iii).

             5.1.7 Tax Allocations -- Code Section 704(c). In accordance with Code Section 704(c) and the related Treasury Regulations, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership, solely for tax purposes, will be allocated among the Partners so as to take account of any variation between the adjusted basis to the Partnership of the property for federal income tax purposes and the Book Value of the property by utilizing the "remedial method" as described in Treasury Regulations Section 1.704-3(d) under the Code. Except as provided above, any elections or other decisions relating to allocations under this SECTION 5.1.7 will be made in any manner that the General Partner determines reasonably reflects the purpose and intention of this Agreement; provided, that no such election or other decisions relating to allocations shall be made pursuant to this sentence without the consent of the affected Limited Partner or Limited Partners, which consent shall not be unreasonably withheld. Allocations under this SECTION 5.1.7 are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses or other items or Distributions under any provision of this Agreement.

             5.1.8 Other Allocation Rules. The following rule will apply to the calculation and allocation of Profit, Loss and other items:

                   For purposes of determining the Profit, Loss or any other
             item allocable to any period, Profit, Loss and other items will be determined on a daily, monthly or other basis, as determined by the General Partner using any permissible method (based on the advice of the Partnership's independent accountants) under Code Section 706 and the related Treasury Regulations.

         5.2 Distributions: Except as otherwise provided in SECTION 5.3, all Distributions to the Partners shall be made as follows:

First Amended and Restated Agreement of Limited Partnership - page 13

             5.2.1 Limited Partner Preferred Return: Except as otherwise agreed to by the General Partner and the Limited Partner, no later than the next business day after the receipt by the Partnership of Cash From Operations, the Limited Partner shall receive a Distribution of Cash From Operations in an amount equal to the accrued and unpaid Limited Partner Preferred Return due as of the date of such Distribution.

             5.2.2 Distributions of Cash From Operations: Except as otherwise agreed to by the General Partner, Cash From Operations remaining after the Distribution of the Limited Partner Preferred Return to the Limited Partner pursuant to SECTION 5.2.1 shall be distributed to the General Partner at the same time as the Limited Partner Preferred Return.

             5.2.3 Distributions of Cash From a Capital Transaction: As soon as practicable after the consummation of the transaction to which it relates (but not later than the next business day after the receipt of funds pursuant to the consummation of such transaction), Cash From a Capital Transaction shall be distributed first to the Limited Partner until the Limited Partner has received such Distributions of Cash From a Capital Transactions equal to the sum of (i) the aggregate Capital Contributions of the Limited Partner reduced by the aggregate Distributions previously made to the Limited Partner pursuant to this
         SECTION 5.2.3(i) and (ii) any unpaid Limited Partner Preferred Return, and then to the General Partner.

If a Partner incorrectly receives a Distribution, such Partner shall repay to the Partnership the incorrect portion of such Distribution promptly upon the earlier of discovery of such incorrect Distribution by such Partner or notice from another Partner.

         5.3 Distributions Upon Liquidation: Distributions upon liquidation of the Partnership shall be made, after all allocations to all Partners pursuant to this ARTICLE 5 have been made, in accordance with the provisions of Section 5.2.3.

         5.4 Distributions in Kind: For purposes of this ARTICLE 5, if there is a Distribution in kind, the Partnership shall be treated as having sold the distributed property at its Fair Market Value, and any gain or loss from such deemed sale shall be included in Profit or Loss for the fiscal period. Further, the Distribution shall be treated as a Distribution of the cash proceeds received from such deemed sale.

         5.5 Effect of Transfers: All Profit or Loss or items thereof for each fiscal year allocable to the Interests or any fraction thereof which may have been Transferred during such year shall be allocated between the transferor and the transferee based upon the results of Partnership operations during the calendar months of such fiscal year that each was recognized under SECTION 9.2 hereof as the owner of the Interest for purposes of this SECTION 5.5, without regard to whether Distributions were made to the transferor or the transferee. Subject to applicable regulations of the United States Treasury Department, a transferee of the Interest during a calendar month will be recognized by the Partnership as the owner of the Interest on the first day of the following calendar month.

         5.6 Calculation of Limited Partner Preferred Return. The Equity Yield to each Limited Partner shall be paid to each Limited Partner on each Floating Payment Date under the Lease Agreement or the date on which such Limited Partner's Capital Contribution (together with accrued and unpaid Limited Partner Preferred Return thereon) is repaid in full (whether

First Amended and Restated Agreement of Limited Partnership - page 14 on the Maturity Date, by acceleration or otherwise) at the Applicable Equity Rate calculated for each day elapsed since the immediately preceding Floating Payment Date, or in the case of the first Floating Payment Date, since the Closing Date as follows:

             AR x P x 1/D

             where,

             AR   =   the Applicable Equity Rate for such day;

             P    =   the unpaid Capital Account of such Limited Partner on such day; and

             D    =   360 or, to the extent the Applicable Equity Rate is based
                      on the Alternate Rate, 365 or 366 days, as applicable.

         5.7 Period Selection. Provided no Lease Event of Default shall have occurred and is continuing, the Partnership shall at least three (3) LIBOR Banking Days prior to each Floating Payment Date deliver to the Equity Administrative Agent written notice of its election to have the Applicable Equity Rate be based on one-month, two-month, three-month, or six-month LIBOR or on the Alternate Rate (which election shall be the same as the corresponding election by Lessee under Section 5 of the Participation Agreement). The Floating Payment Period based on one-month, two-month, three-month or six-month LIBOR shall commence on such Floating Payment Date and shall end on the calendar date corresponding to the first day of such Floating Payment Period in the first, second, third or six month, respectively; provided however, if such day is not a LIBOR Banking Day, then the last day of such Floating Payment Period shall be the next LIBOR Banking Day, provided further, if such next LIBOR Banking Day would be in the next calendar month, then the last day of such Floating Payment Period shall be the immediately preceding LIBOR Banking Day. The Floating Payment Period for an election of the Alternate Rate shall commence on such Floating Payment Date and shall end on the date specified for such in the Partnership's notice of election, provided such date shall not be more than ninety (90) days from such Floating Payment Date. The Partnership shall not make an election that would cause the new Floating Payment Date resulting from such election to be later than the Maturity Date. If the Partnership fails to provide such notice of election at least three (3) LIBOR Banking Days before any Floating Payment Date, the Partnership shall be deemed to have elected a one-month LIBOR based Applicable Equity Rate. At any time while a Lease Event of Default exists, the Applicable Equity Rate after each Floating Payment Date shall be based on one-month LIBOR.

         5.8 Overdue Rate. The Partnership shall pay to each Limited Partner interest on any part of the principal amount of such Limited Partner's Capital Contribution and Equity Yield thereon, if any, and any other amount payable by the Partnership hereunder or by the Lessee to the Limited Partners under the Participation Agreement which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) on demand for the period commencing on the due date thereof until the same is paid in full at the Overdue Rate.

                                   ARTICLE 6.

                  COMPENSATION OF THE GENERAL PARTNER: EXPENSES

First Amended and Restated Agreement of Limited Partnership - page 15

         6.1 Partnership Expenses: Except as otherwise provided in this Agreement, the Partnership shall be responsible for paying all direct costs and expenses related to the business of the Partnership and of holding, owning, and operating the Partnership Property, including, without limitation, debt service; insurance premiums; taxes; fees and disbursements of attorneys, financial advisors, accountants, appraisers, and brokers; travel expenses; and all other fees, costs and expenses directly attributable to the business of the Partnership. If any such costs and expenses are or have been paid by the General Partner, then except as expressly provided herein to the contrary, the General Partner shall be entitled to be reimbursed for such payment so long as such payment is reasonably necessary for Partnership business. Without limiting the generality of the foregoing, the Partnership shall reimburse the General Partner for the Organization Expenses to the extent such Organization Expenses are (i) not reimbursed by the Lessee, (ii) previously approved by the Limited Partner, and (iii) not paid until after the payment of the Limited Partner Preferred Return accrued to the same date.

         6.2 Partnership Reimbursement Obligation: Except as provided in SECTION 6.1, the reimbursement for expenses provided for in SECTION 6.1 hereof shall be made to the General Partner regardless of whether any Distributions are made to the Limited Partner under ARTICLES 5 and 11 hereof.

         6.3 Fees Relating to Partnership Property: The General Partner or an affiliate of the General Partner may be paid a fee with regard to the Partnership Property; provided that (i) the amount of such fee does not exceed the amount payable by the Lessee to the Lessor pursuant to the Lessor Margin Letter and (ii) such fee is not paid until after the payment of the Limited Partner Preferred Return accrued to the same date upon which the amount payable by Lessee to Lessor under the Lessor Margin Letter is calculated.

         6.4 Other Expenses: Partnership agrees to pay within ten (10) Business Days of written notice thereof the reasonable fees and expenses (initial and ongoing) of Deutsche Bank, New York Branch as a Limited Partner and Equity Administrative Agent for all of their respective reasonable costs and expenses (including, without limitation, reasonable counsel fees and disbursements) in connection with the negotiation, preparation, execution and delivery of the Operative Documents and the issuance of the Partnership Certificates and the consummation of the transactions contemplated thereby. Partnership agrees to pay the reasonable fees and disbursements of special counsel to each Limited Partner and Equity Administrative Agent in connection with any amendments, waivers or consents requested by Partnership, under any Operative Document. Upon the occurrence and during the continuance of any Loan Event of Default, Partnership agrees to pay or reimburse each Limited Partner and Equity Administrative Agent for reasonable costs and expenses of counsel and of financial advisors as shall have been selected by such Person to assist them in connection with such Loan Event of Default.

         6.5 Increased Costs, Illegality, Other Costs:

         (a) In the event that any Limited Partner shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by Equity Administrative Agent):

             (i) that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable LIBOR-based Equity Yield on the basis provided for in the definition of LIBOR Rate; or

First Amended and Restated Agreement of Limited Partnership - page 16

             (ii) at any time, that such Limited Partner shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Equity Contribution because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Limited Partner of Equity Yield or repayment of Equity Contribution, any payments due on the Equity Certificates or any other amounts payable to any Limited Partner hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Limited Partner pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBOR Rate and/or (y) other circumstances since the date of this Agreement affecting such Limited Partner or the interbank Eurodollar market or the position of such Limited Partner in such market; or

             (iii) at any time, that the continuance of any Equity Contribution has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Limited Partner in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Limited Partner (or Equity Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to Partnership and, except in the case of clause
(i) above, to Equity Administrative Agent of such determination (which notice Equity Administrative Agent shall promptly transmit to each of the other Limited Partner). Thereafter (x) in the case of clause (i) or clause (iii) above, upon at least three LIBOR Banking Days' written notice to Equity Administrative Agent, the affected Limited Partner shall convert the Applicable Equity Yield to the sum of the Alternative Rate plus the Applicable Equity Margin, (y) in the case of clause (ii) above, Partnership shall pay to such Limited Partner, within fifteen (15) days of such Limited Partner's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Limited Partner reasonably shall determine) as shall be required to compensate such Limited Partner for such increased costs or reductions in amounts received or receivable hereunder as set forth in such written request as to the additional amounts owed to such Limited Partner, showing in reasonable detail the basis for the calculation thereof, submitted to Partnership by such Limited Partner shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

         (b) If any Limited Partner incurs any Breakage Costs, including, but not limited to, as a result of any distribution of Cash from a Capital Transaction or the occurrence of any of the events set forth in clause (x) of the last sentence of Section 6.5(a), or if at any time after the date of this Agreement any Limited Partner determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or

First Amended and Restated Agreement of Limited Partnership - page 17 comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Limited Partner or any corporation controlling such Limited Partner based on its obligations hereunder, then Partnership shall pay to such Limited Partner, upon its written demand therefor, such Breakage Costs or additional amounts as shall be required to compensate such Limited Partner or such other corporation for the increased cost to such Limited Partner or such other corporation or the reduction in the rate of return to such Limited Partner or such other corporation as a result of such increase of capital. In determining such additional amounts, each Limited Partner will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Limited Partner's determination of Breakage Costs or compensation owing under this Section 6.5(b) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Limited Partner, upon determining that any Breakage Costs or additional amounts will be payable pursuant to this Section 6.5(b), will give prompt written notice thereof to Partnership, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

         6.6 Indemnity Payments and Other Payments: The Limited Partners may receive directly or through the Equity Administrative Agent any indemnity payments or other payments intended for the benefit of any such Limited Partner under any of the Operative Documents. In the event the Partnership or the General Partner receives any indemnity payments or other payments intended for the benefit of a particular Limited Partner, the General Partner shall remit such payments to the Limited Partner within two Business Days of the receipt of such payment.

                                   ARTICLE 7.

              RIGHTS, POWERS AND OBLIGATIONS OF THE GENERAL PARTNER

         7.1 Powers: Except as expressly limited herein, the management and control of the Partnership and its business and affairs shall rest exclusively with the General Partner. If BRL Universal Equipment Management, Inc. ceases to be General Partner, the Limited Partners may designate a successor General Partner. Except as expressly limited herein, the General Partner shall have all the rights and powers that may be possessed by general partners pursuant to the Act and such rights and powers as are otherwise conferred by law or are necessary, desirable or appropriate to the discharge of its duties under this Agreement and to the management of the business and affairs of the Partnership, provided that such rights and powers shall be exercised solely for the purposes specified in SECTION 3.1. By way of illustration and without limiting the generality of the foregoing, the General Partner shall have the following rights and powers, subject to the limitations expressly set forth herein, which it may exercise at the sole cost, expense and risk of the Partnership:

             7.1.1 To acquire, hold and dispose of real property, personal property or mixed property interests therein or rights or appurtenances thereto, including the purchase, lease, development, improvement, maintenance, exchange, trade, sale or other disposition of such properties at such price, rental or amount, for cash, securities or other property, and upon terms, as the General Partner, in its sole discretion, deems to be in the best interests of the Partnership, provided that so long as the Operative Documents are binding upon the Partnership, the power set forth in this Section shall be exercised solely with respect to the Equipment and the actions to be taken by the Partnership under the Operative Documents;

First Amended and Restated Agreement of Limited Partnership - page 18

             7.1.2 To place record title to, or the right to use, Partnership assets in the name or names of a nominee or nominees, trustee or trustees for any purpose convenient or beneficial to the Partnership and as required under the Operative Documents;

             7.1.3 To purchase contracts of liability, casualty, title, errors and omissions and other insurance which the General Partner in its sole discretion deems necessary or advisable for the protection of the assets and affairs of the Partnership or for any purpose convenient or beneficial to the Partnership provided that, so long as the Operative Documents are binding on the Partnership, it shall not make any such purchase unless the cost thereof is paid or reimbursed by the Lessee;

             7.1.4 To employ and dismiss from employment any and all employees, agents, independent contractors, financial advisors, attorneys, accountants, appraisers, engineers, analysts, supervisory managing agents, building management agents, insurance brokers, real estate brokers and loan brokers, on such terms and for such compensation as the General Partner shall in its sole discretion determine, subject only to the limitations with respect to payment or reimbursement from Partnership funds as are expressly set forth in ARTICLE 6 hereof and provided further that so long as the Operative Documents are binding on the Partnership, it shall not incur any liability or expense under this
         Section 7.1.4 unless the cost thereof is paid or reimbursed by Lessee;

             7.1.5 To prepare or cause to be prepared reports, statements and other relevant information for distribution to the Limited Partner and provided further that so long as the Operative Documents are binding on the Partnership, it shall not incur any liability or expense under this
         Section 7.1.5 unless the cost thereof is paid or reimbursed by Lessee;

             7.1.6 To open accounts and deposit and maintain funds in the name of the Partnership in banks, savings and loan associations, brokerage firms or other financial institutions; provided, however, that Partnership funds shall not be commingled with the funds of the General Partner;

             7.1.7 To collect all revenues accruing to the Partnership and to pay any Indebtedness and other obligations of the Partnership and costs of operation and maintenance of the assets of the Partnership, including without limitation the compensation and expenses referred to in ARTICLE 6 hereof;

             7.1.8 To prepare, or have prepared, and file all tax returns for the Partnership (but not the tax returns or other reporting of the individual Partners, or of their respective heirs, representatives, executors or assigns, in their individual capacities) and, except as otherwise provided in SECTIONS 5.1.7 and 12.4, to make or revoke any tax elections permitted to partnerships under the Code, including, without limitation, those provided in Sections 108, 195, 709, 1017 and 1033 of the Code or any similar provisions enacted in lieu thereof; provided, however, that any Partner benefiting from any election made at the request of such Partner shall reimburse the Partnership for any additional costs incurred by the Partnership in making the election for and on behalf and in the name of the Partnership; provided, further, that no elections shall be made pursuant to this Section 7.1.8 without the consent of the affected Limited Partner or Limited Partners, which consent shall not be unreasonably withheld; and provided

First Amended and Restated Agreement of Limited Partnership - page 19 further that so long as the Operative Documents are binding on the Partnership, it shall not incur any liability or expense under this
         Section 7.18 unless the cost thereof is paid or reimbursed by Lessee;

             7.1.9 To pay all taxes, assessments, rents and other impositions applicable to the assets of the Partnership and to undertake when appropriate any action or proceeding seeking to reduce such taxes, assessments, rents or other impositions and provided further that so long as the Operative Documents are binding on the Partnership, it shall not incur any liability or expense under this Section 7.1.9 unless the cost thereof is paid or reimbursed by Lessee;

             7.1.10 To execute, acknowledge and deliver any and all instruments to effectuate the provisions of this SECTION 7.1, including the granting of powers of attorney, and to take all such action in connection therewith as the General Partner in its sole discretion shall deem necessary or appropriate;

             7.1.11 To perform other obligations provided elsewhere in this Agreement to be performed by the General Partner and to perform on behalf of and in the Partnership's name the obligations of the Partnership in the Operative Documents and to exercise all rights of the Partnership hereunder and under the Operative Documents; and

             7.1.12 To take or cause the Partnership to take all such other actions as may in the sole discretion of the General Partner be necessary, desirable or appropriate to conduct the business of the Partnership, consistent with the purpose of the Partnership and the other terms hereof and provided further that so long as the Operative Documents are binding on the Partnership, it shall not incur any liability or expense under this Section 7.1.12 unless the cost thereof is paid or reimbursed by Lessee.

         7.2 Actions Requiring Approval: Except as otherwise provided below, without the prior written approval of all of the Limited Partners, the General Partner shall not have any authority to:

             7.2.1 Undertake any act in contravention of this Agreement or which would make it impossible to carry on the business of the Partnership;

             7.2.2 Confess a judgment against the Partnership or any Partner in connection with any threatened or pending legal action, provided however, the General Partner may do so with the consent of the Majority Limited Partners;

             7.2.3 Possess any Partnership assets or assign the rights of the Partnership in specific Partnership assets for other than a Partnership purpose;

             7.2.4 Other than pursuant to the Credit Agreement, borrow money or guarantee Indebtedness or obligations of the Partnership;

             7.2.5 Perform any act which would, at the time such act occurred, subject any Limited Partner to liability as a general partner in any jurisdiction;

             7.2.6 Perform any act which would, at the time such act occurred, cause any Limited Partner to be in violation of any applicable law or permissible activity; provided,

First Amended and Restated Agreement of Limited Partnership - page 20 however, upon obtaining knowledge that any such violation has occurred, the General Partner shall immediately take all action possible to cure such violation;

             7.2.7 Admit a person or entity as a General Partner or Limited Partner except as provided in this Agreement;

             7.2.8 Dissolve or liquidate the Partnership, consolidate or merge with or into any other entity or convey, sell or transfer all or any portion of the Partnership Property subject to any Lease Document (as defined in the Credit Agreement) except as required by the Credit Agreement or any such Lease Document, provided however, the General Partner may do so with the consent of the Majority Limited Partners;

             7.2.9 On behalf of the Partnership, file a voluntary petition or otherwise initiate or consent to proceedings to be adjudicated insolvent or seeking an order as relief as a debtor under the United States Bankruptcy Code, as amended, or file or consent to the filing of any petition seeking any composition, reorganization, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Partnership, or make or consent to any general assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any partnership action in furtherance of any such action, provided however, the General Partner may do so with the consent of the Majority Limited Partners;

             7.2.10 Undertake any act that would (i) create a default under the Credit Agreement or (ii) create a loss from the sale of Partnership Property;

             7.2.11 Make any in-kind Distribution of Partnership Assets; or

             7.2.12 Institute, prosecute, defend or settle any legal, arbitration or administrative action, provided however, the General Partner may do so with the consent of the Majority Limited Partners.

         7.3 Independent Activities: Any Partner, including the General Partner, and any partner, shareholder, officer, director, employee, affiliate or other person holding a legal or beneficial interest in any entity that is a Partner may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether such ventures are competitive with the Partnership or otherwise, including, without limitation, the acquisition, ownership, financing, leasing, operation, management, syndication, brokerage, sale, construction and development of real property that may be located in the market area or vicinity of any of the Partnership's properties or assets and neither the Partnership nor the Partners shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived therefrom.

         7.4 Miscellaneous Duties and Obligations:

             7.4.1 General Obligations:


First Amended and Restated Agreement of Limited Partnership - page 21

                   (a) The General Partner shall have the responsibility for
             providing continuing administrative and executive support, advice, consultation, analysis and supervision with respect to the functions of the Partnership.

                   (b) The General Partner shall devote to the Partnership such time as may be appropriate for the performance of its duties hereunder, but the partners, officers and/or directors of the General Partner shall not be required to devote their full time to the performance of such duties.

                   (c) The General Partner shall endeavor to take such action as may be necessary in order to qualify the Partnership under the laws of any jurisdiction in which such qualification is necessary to protect the limited liability of the Limited Partners or to continue in effect such qualification. The General Partner shall file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Partnership is qualified, such certificates (including limited partnership and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Partners and the amounts of their respective Capital Contributions.

                   (d) The General Partner shall provide to all Limited Partners copies of all notices received by the General Partner under the Operative Documents which are not required to be provided to the Limited Partners by the Equity Administrative Agent or under the terms of the Operative Documents.

             7.4.2 No Personal Liability: The General Partner shall have no personal liability for the repayment of the Capital Contributions of the Limited Partner. With respect to the liabilities of the Partnership, whether for the purchase of Partnership Properties, professional and other services rendered to it, loans made to it by Partners or others, injuries to persons or property, indemnity to Partners, contractual, obligations, guaranties, endorsements or for other reasons similar or dissimilar to any of the foregoing, and without regard to the manner in which any liability of any nature may be incurred or the person to whom it may be owed, all such liabilities:

                   (a) shall be liabilities of the Partnership as an entity, and shall be paid or otherwise satisfied from Partnership assets (and the Partnership shall sell or liquidate all assets necessary to satisfy such liabilities);

                   (b) to the extent and only to the extent that Partnership
             assets are insufficient to satisfy any liability and except as provided below, shall be payable by the General Partner to the extent of its assets; and

                   (c) shall not in any event be payable in whole or in part by any Limited Partner, or by any partner, director, officer, employee, agent or shareholder of the General Partner.

         Nothing in this SECTION 7.4.2 shall be construed so as to impose upon the General Partner, the partners, directors, officers, employees, agents or shareholders of the General Partner any liability in circumstances in which the liability arises from a written document if the written document expressly limits liability thereon to the


First Amended and Restated Agreement of Limited Partnership - page 22

         Partnership or expressly disclaims any liability thereunder on the part of any such person or entity. Notwithstanding any other provision of this Agreement, if there is a default under either the Credit Agreement or the Lease Agreement pertaining to of the Partnership Property, the General Partner shall be under no obligation to undertake any action to pursue the Partnership's legal and equitable remedies unless such action is funded by a Capital Contribution by the Limited Partners pursuant to SECTION 4.2.2(ii), which such funding shall include provision for out of pocket expenses (such as, without limitation, attorneys' fees and court costs) and a reasonable fee for the time and efforts of the General Partner in which case, the Limited Partner may choose legal counsel to represent the Partnership.

             7.4.3 Tax Matters Partner: The General Partner shall perform all duties imposed by and take all actions in respect of the Partnership contemplated by Sections 6221 through 6231 of the Code as "tax matters partner" of the Partnership. As "tax matters partner", the General Partner shall fully and timely inform each Partner of any administrative proceedings relating to the Partnership, including without limitation, providing every Partner with the time and place of all phases of administrative proceedings as well as copies of all correspondence from and to any tax authority within ten (10) business days of receipt or dispatch. As tax matters partner, the General Partner shall not settle or otherwise compromise any tax matter or any tax filing position without the prior consent of the affected Limited Partner or Limited Partners, which consent shall not be unreasonably withheld. Further, the General Partner, as "tax matters partner," shall refuse to extend the statute of limitations with respect to tax items of the Partnership without the unanimous written consent of the other Partners. Without limiting the generality of any other provision hereof, all costs incurred by the General Partner as "tax matters partner" (including, without limitation, the fees and disbursements of attorneys, accountants and other advisors) shall be reimbursed to it by the Partnership. Nothing in this section shall limit the ability of any Partner to take any action in its individual capacity relating to the administrative proceedings of Partnership matters that is left to the determination of any individual Partner under the Code or any similar state or local provision.

         7.5 Redemption of the Limited Partner: Upon thirty (30) days written notice to the Limited Partner, the General Partner may cause the Partnership to redeem the Interest of all but not less than all Limited Partners in consideration of an aggregate cash payment from the Partnership to each Limited Partner equal to the Limited Partner Redemption Amount. The General Partner may cause this redemption of the Limited Partners in its sole discretion. Upon receipt of such redemption notice, each Limited Partner shall be obligated to tender its entire Interest in the Partnership to the Partnership free and clear of any liens or other encumbrances at the time specified in the redemption notice. Prior to or contemporaneously with each Limited Partner's tender to the Partnership of its entire Interest in the Partnership, the General Partner shall cause one or more additional Limited Partners to be admitted to the Partnership.

         7.6 Separateness Covenant: The General Partner covenants to (i) be a Delaware corporation, the sole purpose of which is to act as the General Partner of the Partnership and (ii) conduct its affairs so that neither the Partnership nor the General Partner violates the separateness provisions of EXHIBIT .A. attached hereto.

First Amended and Restated Agreement of Limited Partnership - page 23

                                   ARTICLE 8.

                                 LIMITED PARTNER

         8.1 No Personal Liability: In accordance with the Act, the Limited Partner shall not be bound by, nor shall be personally liable for, the expenses, liabilities, contracts or obligations of the Partnership or the General Partner, and the liability of the Limited Partner shall be limited solely to the amount of its Capital Contribution and the additional amounts it has agreed to contribute. If the Limited Partner receives a Distribution in violation of the Act, the Limited Partner shall be liable to return the Distribution if the Limited Partner knew that the Distribution violated the Act.

         8.2 No Control of Business or Right to Act for the Partnership: Except for the rights specifically granted herein, the Limited Partner shall not have the right or power to participate in or have any control over the Partnership business or have any right or authority to act for or to bind the Partnership.

         8.3 Actions by Limited Partner: The Limited Partner shall have the right to approve only those matters requiring its approval as described herein.

         8.4 Representations of the Limited Partner: The Limited Partner represents and warrants to the Partnership and the General Partner that (a) it is fully aware of, and is capable of bearing, the risks relating to an investment in the Partnership, (b) it understands its Interest has not been registered under the Securities Act of 1933, as amended, or the securities law of any jurisdiction in reliance upon exemptions contained in those laws, (c) it has acquired its Interest for its own account, with the intention of holding the Interest for investment and without any intention of participating directly or indirectly in any redistribution or resale of any portion of the Interest in violation of the Securities Act of 1933, as amended, or any applicable law and
(d) as of the date of this Agreement, the Limited Partner's Partnership Interest is free and clear from all liens, encumbrances, equities and claims or restrictions on transferability other than those imposed by this Agreement, the Securities Act of 1933, as amended, and the securities or "Blue Sky" laws of certain jurisdictions. On and after the execution date of this Agreement, each Limited Partner shall notify the General Partner if it is or becomes either a Foreign Person or Foreign Partner and such notice shall be given by any such Limited Partner within thirty (30) calendar days of such change. Notwithstanding any other provision of this Agreement to the contrary, the General Partner is authorized to take any action that is required under law to cause the Partnership to comply with any withholding or other payment requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to pay to any governmental authority any amount resulting from either the allocation of income or gain or a distribution to any Partner (including, without limitation, by reason of Sections 1441, 1442, 1445 or 1446 of the Code), the amount so paid shall be treated as a Distribution of cash to the Partner. The Capital Account of the Partner for which amounts are paid over to a governmental authority pursuant to this SECTION 8.4 shall be decreased by such amount paid over to the governmental authority. A Partner who has had amounts paid over to a governmental authority pursuant to this SECTION 8.4 shall be entitled to receive any refund of any such tax, penalty, interest or other amount received by the Partnership on account of amounts paid on behalf of the Partner pursuant to this SECTION 8.4; provided, however, that the amount due such Partner shall be reduced by any expenses of the Partnership incurred in connection with the payment or refund of such tax, penalty, interest or other amount. The Partnership shall have no duty or obligation to seek to obtain or collect any

First Amended and Restated Agreement of Limited Partnership - page 24 refund or expend any amount to reduce the amount of any withholding, penalty, interest or other amount otherwise payable to any governmental authority.

                                   ARTICLE 9.

                           ASSIGNMENT AND SUBSTITUTION

         9.1 Permitted Transfers: The Limited Partner shall have the right to Transfer all or any part of its Interest by assignment, sale, transfer, pledge, hypothecation or other disposition to a reputable, creditworthy transferee (as reasonably determined by the General Partner) in compliance with this ARTICLE 9, and all applicable federal and state laws, including, without limitation, federal securities laws and state blue sky laws; provided, however, the General Partner's approval shall not be required for any transfer of the Limited Partner's Interest to an Affiliate or Subsidiary of the Limited Partner. Any Transfer in contravention of any of the provisions of this ARTICLE 9 shall be of no force and effect and shall not be binding upon or recognized by the Partnership. No transferee shall have the right to be admitted to the Partnership as a substituted Limited Partner except in accordance with SECTION
9.2. A transferee of the Limited Partner's Interest who is not admitted as a substitute Limited Partner shall have no right to require any information or account of the Partnership's transactions or to inspect the Partnership's books. Anything herein to the contrary notwithstanding, both the Partnership and the General Partner shall be entitled to treat the transferor of such Interest as the absolute owner thereof in all respects, and shall incur no liability for allocations of income, gain, loss, deduction, or credit, for Distributions or for transmittal of reports and notices required to be given to the Limited Partner until the provisions of SECTION 9.2 have been satisfied, at which time the transferee shall be treated as a substitute Limited Partner for purposes of such allocations, Distributions, or reports.

             9.1.1 Assignment of Limited Partner's Rights: Any Limited Partner may transfer, assign or grant participations in its rights in the Operative Documents; provided, however, such Limited Partner shall be a "Limited Partner" for all purposes hereunder and the transferee, assignee or participant, as the case may be, shall not constitute a "Limited Partner" hereunder and, provided further, that no Limited Partner shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Operative Document except to the extent such amendment or waiver would (A) extend the final scheduled due date of any repayment of Equity Contribution which such participant is participating, or reduce the rate or extend the time of payment of interest, Equity Yield, Limited Partner Preferred Return or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the Capital Contribution amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect. In the case of any such participation, the participant shall not have any rights under any Operative Documents (the participant's rights against such Limited Partner in respect of such participation to be those set forth in the agreement executed by such Limited Partner in favor of the participant relating thereto) and all amounts payable by Partnership under the Operative Documents shall be determined as if such Limited Partner had not sold such participation.

             9.1.2 Assignment to Affiliate: Notwithstanding the foregoing, any Limited Partner (or any Limited Partner together with one or more other Limited Partner) may (A) assign all or a portion of its rights and obligations under the Operative Documents to (x) its parent company and/or any affiliate of such Limited Partner which is at least

First Amended and Restated Agreement of Limited Partnership - page 25

         50% owned by such or Limited Partner or its parent company or to one or more Limited Partners or (y) in the case of any Limited Partner that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Limited Partner or by an Affiliate of such investment advisor or (B) assign all, or if less than all, a portion of outstanding principal balance equal to at least $1,000,000 in the aggregate for the assigning Limited Partner or Limited Partners of such Equity Contribution and related outstanding obligations hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement and the Lessor Indemnity and Security Agreement as a Limited Partner by execution of an Assignment and Assumption Agreement; provided that (w) Partnership Certificates will be issued, at Partnership's expense, to such new Limited Partner and to the assigning Limited Partner upon the request of such Person, such new Partnership Certificates to be in conformity with the requirements of
         Section 17.1, (x) the consent of Equity Administrative Agent shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (B) above (which consents shall not be unreasonably withheld), (y) Equity Administrative Agent shall receive for its own account at the time of each such assignment, from the assigning or assignee Limited Partner, the payment of a non-refundable assignment fee of $3,500 and (z) promptly after such assignment, Partnership shall have received from Equity Administrative Agent notice of any such assignment, together with the copy of the Assignment and Assumption Agreement relating thereto. To the extent of any assignment pursuant to this Section 9.1.2, the assigning Limited Partner shall be relieved of its obligations hereunder. At the time of each assignment pursuant to this Section 9.1.2 to a Person which is not already a Limited Partner hereunder and which is not a U.S. Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Limited Partner shall, to the extent legally entitled to do so, provide to Partnership, the forms described in
         Section 8.4. To the extent that an assignment of all or any portion of a Limited Partner's interests would, at the time of such assignment, result in additional increased costs under Section 6.5 from those that would have been incurred by the respective assigning Limited Partner prior to such assignment, then Partnership shall not be obligated to pay such incremental additional increased costs (although Partnership shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).


First Amended and Restated Agreement of Limited Partnership - page 26

             9.1.3 Notice of Assignment: Each Limited Partner shall provide written notice to Equity Administrative Agent of any assignment or participation by such Limited Partner of any interest it may have under any Operative Document. In the case of any participations, other than to which Lessee otherwise consents, the right of any such participant to indemnification or other amounts shall be limited to amounts which would have been due had no such participation been granted.

             9.1.4 Security Interests: Notwithstanding any other provision in the Operative Documents, any Limited Partner may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in any of the Operative Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under Applicable Law.

             9.2 Transferees and Substituted Limited Partners:

             9.2.1 Status of Limited Partner: If the Limited Partner shall Transfer all of its Interest, it shall continue to be a Limited Partner of the Partnership unless and until a substituted Limited Partner is admitted in its stead. 9.2.2 Status of Transferee: Any person or entity who or which is a transferee of any portion of the Limited Partner's Interest shall become a substituted Limited Partner when such person or entity shall have accepted and adopted the provisions of this Agreement in writing and shall have paid all legal and other fees, administration charges and filing costs in connection with his or its substitution as a Limited Partner; provided, however, that the substitution of any transferee of any portion of the Limited Partner's Interest as a substitute Limited Partner shall be subject to the consent of the General Partner, which consent shall not be unreasonably withheld or delayed; provided, however, the General Partner's approval shall not be required for any transfer of the Limited Partner's Interest to an affiliate or subsidiary of the Limited Partner. The rights of a transferee of any portion of the Limited Partner's Interest who does not become a substituted Limited Partner shall be limited solely to receipt of his or its share of Distributions and his allocable portion of Profit or Loss as determined under ARTICLE 5 hereof, to the extent those items were Transferred.

             9.2.3 Obligations of Transferee: Any person or entity who is the transferee of all or any portion of the Limited Partner's Interest, but who does not become a substituted Limited Partner and desires to make a further assignment of any such Interest, shall be subject to all the provisions of this ARTICLE 9 to the same extent and in the same manner as the Limited Partner desiring to make a Transfer of its Interest.

             9.5.4 Further Restrictions. There shall be no restrictions on the assignment of any portion of the Limited Partner's Interest, except as provided in this ARTICLE 9 or by applicable law.

         9.6 Requirements of General Partner: At any time, and from time to time, the General Partner may establish reasonable requirements to assure that any Transfer is in compliance with the provisions of this ARTICLE 9. Such requirements may include, but not be limited to, a requirement for legal opinions as to compliance with applicable federal securities


First Amended and Restated Agreement of Limited Partnership - page 27 laws and state blue-sky laws (or exemptions thereto) and a requirement for a balance sheet of the transferee to determine its creditworthiness.

                                   ARTICLE 10.

               RETIREMENT, RESIGNATION, BANKRUPTCY AND DISSOLUTION
                 OF GENERAL PARTNER; ELECTION OF GENERAL PARTNER

         10.1 Limitation on Dissolution, Removal of General Partner:

              10.1.1 The General Partner may not be removed from the Partnership except as provided in this Agreement. The General Partner may not withdraw as General Partner of the Partnership unless approved by the Majority Limited Partners, which approval shall not be unreasonably withheld or delayed, and such withdrawal does not create a Default under the Credit Agreement. The General Partner shall give the Limited Partners at least ninety (90) days prior notice of its intention to withdraw as General Partner.

              10.1.2 If the General Partner shall have (i) committed an act or omitted an act which results in a default under the Credit Agreement which has not been cured within the time period provided in the Credit Agreement; (ii) committed a breach of a material term of this Agreement and such breach has not been cured within thirty (30) days of written notice of same from any Limited Partner; or (iii) committed an act of gross negligence or fraud that results in material damage or loss to the Partnership, any Limited Partner shall have the right to remove the General Partner unless the General Partner indemnifies the Partnership in a manner satisfactory to the Limited Partners for any resulting damage or loss within thirty (30) calendar days after a determination that the General Partner has committed such an act. If the General Partner is so removed it shall be entitled to receive from the Partnership an amount, if any, equal to the General Partner's positive Capital Account balance (after all adjustments, including, without limitation, any Distribution of Partnership Property), plus all payments due to the General Partner as of the date of its removal as contemplated in ARTICLE 6 of this Agreement net of any fees, liabilities, losses, damages, penalties, claims, demands, actions, suits, judgments and related costs and expenses, including reasonable attorneys fees incurred or reasonably expected to be incurred by the Partnership as a result of any of the acts described in clause (i) through (iii) above; provided, however, in no event shall any portion of the Partnership Property, Cash From a Capital Transaction or Cash From Operations be distributed to the General Partner pursuant to this
         SECTION 10.1.2 prior to the payment of any Distribution to the Limited Partner due as of the date of such removal.

         10.2 Bankruptcy, Dissolution or Legal Disability of the General
Partner: If the General Partner withdraws or is removed as provided in SECTION 10.1, or the General Partner becomes bankrupt, dissolves or is otherwise unable to legally continue to act as the General Partner, the Partnership shall be dissolved and its affairs shall be wound up as soon as reasonably practicable, unless the Partnership is reconstituted and its business continued in accordance with the provisions of SECTIONS 10.5 and 11.1.1 hereof. Upon occurrence of such an event, the General Partner shall immediately cease to be General Partner and shall be repaid its Capital Account in cash to the extent available and not required to pay any amounts due to the Limited Partners, subject to SECTION 10.4 hereof.

         10.3 Restrictions on Transfer of General Partner's Interest: The General Partner shall not Transfer its Interest unless approved by the Limited Partners, which approval shall be

First Amended and Restated Agreement of Limited Partnership - page 28 granted or withheld in the sole discretion of the Limited Partners; provided, however, that the General Partner may pledge its interest in the Partnership to secure any Partnership Indebtedness. Any entity to which the entire interest of the General Partner in the Partnership is transferred in compliance with this
SECTION 10.3 shall be substituted in its stead as the General Partner of the Partnership by the filing of appropriate amendments to this Agreement.

         10.4 Liability of the Withdrawn General Partner: If the General Partner shall retire, resign, withdraw or be removed from the Partnership or shall Transfer its interest in compliance with SECTION 10.3 hereof, it shall be and remain liable for all obligations and liabilities incurred by it as General Partner prior to the time such retirement, resignation, withdrawal, removal or Transfer, as provided in this ARTICLE 10, shall have become effective, but it shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such retirement, resignation, withdrawal, Transfer or removal shall have become effective and a successor General Partner shall have been elected pursuant to SECTION 10.5 hereof. Nothing contained in this SECTION 10.4 shall relieve the General Partner from any liability to the Partnership for breach of any of its obligations in this Agreement, including, without limitation, those set forth in SECTION 10.1.

         10.5 Election of Successor General Partner: If pursuant to SECTIONS
10.1.1 or 11.1.1 hereof, the Majority Limited Partners elect to reconstitute and continue the business of the Partnership, a successor General Partner shall be appointed by the Majority Limited Partners. Upon the selection of a successor General Partner, all steps necessary to effect the substitution of such successor, including, without limitation, the filing of an appropriate amendment to the Partnership's certificate of limited partnership and the Agreement, shall be performed by the successor General Partner. Notwithstanding the foregoing, if the General Partner ceases to act as General Partner, and if a successor General Partner is not elected within ninety (90) calendar days of such cessation, then the Partnership shall be dissolved and wound up in accordance with ARTICLE 11 hereof. Without limiting the generality of any other provision hereof, expenses incurred in the reformation, or attempted reformation, of the Partnership shall be deemed expenses of the Partnership.

                                   ARTICLE 11.

                           DISSOLUTION AND WINDING UP

         11.1 Events Causing Dissolution: The Partnership shall be dissolved and its affairs wound up as soon as reasonably practicable upon the earliest to occur of:

         11.1.1 The withdrawal of the General Partner, unless the Majority Limited Partners, within ninety (90) calendar days of the date of such event, elect to reconstitute the Partnership and continue its business and a successor General Partner is elected in accordance with SECTION 10.5 hereof;

         11.1.2 The General Partner determines that the Partnership should be dissolved and so advises the Limited Partner in writing, and such determination is approved by the Limited Partners;

         11.1.3 The receipt of the final sum due with respect to the sale or other disposition of all or substantially all of the assets of the Partnership; or

         11.1.4 Entry of a decree of judicial dissolution under the Act.

First Amended and Restated Agreement of Limited Partnership - page 29

         Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Partnership's certificate of limited partnership shall have been canceled and the assets of the Partnership shall have been distributed as provided in SECTION 11.2 hereof. Notwithstanding the dissolution of the Partnership prior to the termination of the Partnership as aforesaid, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

         11.2 Winding Up:

         11.2.1 Order of Payment: Upon dissolution of the Partnership for any reason, the General Partner, if it has not wrongfully dissolved the Partnership, or if the General Partner wrongfully dissolved the Partnership, a liquidating trustee appointed by the Majority Limited Partners, shall take full account of the Partnership assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the Fair Market Value thereof, and shall apply and distribute the proceeds therefrom in the following order:

                (a) To the payment of creditors of the Partnership (including Partners, if any) in the order of priority provided by law, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Partnership assets;

                (b) To the repayment of amounts due, if any, pursuant to ARTICLE 6 hereof (but subject to Section 10.1.2 hereof);

                (c) To the establishment of any reserves for contingencies which the General Partner or the liquidating trustee, as the case may be, may in their sole discretion deem necessary, desirable or appropriate; and

                (d) To the Partners pursuant to the provisions of SECTION 5.3 hereof.

         11.2.2 Distributions in Kind: If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of the Fair Market Value thereof, and any Partner entitled to any interest in such assets shall receive such interest therein as a tenant in common with all other Partners so entitled.

         11.2.3 Distributions Upon Liquidation: All Distributions upon liquidation of the Partnership shall be made in accordance with SECTION 5.3 hereof. The Limited Partner shall look solely to the assets of the Partnership for all Distributions, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner, except with respect to any claims relating to the acts described in clauses (i) through
     (iii) of SECTION 10.1.2 hereof.

         11.2.4 Time Limitation: Any liquidating Distribution pursuant to this
     SECTION 11.2 shall be made no later than the later of (a) the end of the taxable year during which such liquidation occurs or (b) ninety (90) days after the date of such liquidation.

         11.2.5 Cancellation of Certificate: Upon completion of liquidation of the Partnership, the Partnership shall terminate and the General Partner or the liquidating trustee, as the case may be, shall have the authority to execute and record a certificate of cancellation of

First Amended and Restated Agreement of Limited Partnership - page 30 the Partnership, as well as any and all other documents required to effectuate the dissolution and termination of the Partnership.

                                   ARTICLE 12.

                                FINANCIAL MATTERS

         12.1 Books and Records: The General Partner shall keep or cause to be kept in reasonable detail books and records of account of the Partnership's business. Such books and records of account shall be maintained at the principal place of business of the Partnership. A reasonable charge for copying books and records may be charged by the Partnership.

         12.2 Accounting and Fiscal Year: The books of the Partnership shall be kept on the accrual basis and the Partnership shall report its operations for tax purposes on the accrual method. The fiscal year of the Partnership shall end on December 31 of each year.

         12.3 Reports:

              12.3.1 Income Tax Returns: The General Partner, at General Partner's expense (subject to the right of reimbursement from the lessee of the Partnership Property), shall cause income tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. A copy of such returns shall be mailed to the Limited Partners promptly following the filing thereof.

              12.3.2 Regulatory Reports: The General Partner, at General Partner's expense (subject to the right of reimbursement from the lessee of the Partnership Property), shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. The Limited Partners shall be provided with a copy of any such report without expense to such Partner.

              12.3.3 Financial and Other Information. The General Partner, at Partnership expense, shall:

              (a) Annual Financial Reports. Furnish to the Limited Partner, on or about the same time as furnished to the "Agent" under the Credit Agreement, the same annual financial statements of the Partnership required by the Credit Agreement.

              (b) Quarterly Balance Sheets. Furnish to the Limited Partner, on or about the same time as furnished to the "Agent" under the Credit Agreement, the same quarterly balance sheet of the Partnership required by the Credit Agreement.

              (c) Other Information as Requested. Promptly furnish to the Limited Partner such other information regarding the operations, business affairs and financial condition of the Partnership Property as it may reasonably request from time to time and permit the Limited Partner, its employees, attorneys and agents, to inspect the Partnership Property and the books and records thereof at any reasonable time.

         12.4 Section 754 Election: On request by any transferee of the Limited Partner's Interest, the Partnership shall make an election under Section 754 of the Code to adjust the

First Amended and Restated Agreement of Limited Partnership - page 31 basis of Partnership Property on the Transfer, provided the transferee agrees to reimburse the Partnership for any additional costs incurred by the Partnership in making the election and maintaining the books and records on a going forward basis as a result of making such election.

                                   ARTICLE 13.

                                    AMENDMENT

         13.1 Approval of Amendment: Except as otherwise expressly provided, this Agreement nor any terms hereof may be amended, supplemented, waived or modified without the written agreement and consent of all parties hereto provided that where the consent of Limited Partners is required, such consent (except as provided below) may be given by (x) Majority Limited Partners, and any such consent shall be binding on all Limited Partners, provided further, that no such amendment, modification, waiver or supplement shall, (i) without the consent of a Limited Partner, (A) extend or reduce the scheduled repayment of its Equity Contribution, or reduce the rate or extend the time of payment of Limited Partner Preferred Return (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification that is agreed to by Majority Limited Partners directly affected thereby to the financial definitions in the Operative Documents shall not constitute a reduction in the Applicable Equity Rate for purposes of this clause (A), notwithstanding the fact that such amendment or modification would otherwise actually result in such a reduction, so long as the primary purpose (as determined in good faith by Partnership) of the respective amendment or modification was not to decrease the pricing pursuant to this Agreement and the other Operative Documents), (B) release all or substantially all of Partnership's interest in the Equipment (except as expressly provided herein or in the Lease Agreement), (C) reduce the percentage specified in the definition of Majority Limited Partner or (D) amend this Section 13.1, (ii) without the consent of Equity Administrative Agent, amend, modify or waive any provision relating to the rights or obligations of Equity Administrative Agent or (iii) without the consent of General Partner, amend, modify or waive any provision relating to the rights or obligations of General Partner.

                                   ARTICLE 14.

          REPRESENTATIONS, WARRANTIES AND COVENANTS OF GENERAL PARTNER

         14.1 Representations and Warranties: General Partner hereby represents and warrants as of the date hereof and as of the Closing Date for the benefit of each Limited Partner as follows:

              14.1.1 No Loan Default or Loan Event of Default of which it has knowledge has occurred and is continuing.

              14.1.2 General Partner's and Partnership's chief executive office and principal place of business is located at 2911 Turtle Creek Boulevard, Suite 1240, Dallas, Texas and General Partner's and Partnership's records with respect to the transactions contemplated by the Operative Documents are located at such address.

              14.1.3 Each of General Partner and Partnership is duly qualified and is authorized to do business and is in good standing in each jurisdiction where ownership, leasing or operation of its property or the conduct of its business requires such

First Amended and Restated Agreement of Limited Partnership - page 32 qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on General Partner's or Partnership's ability to perform its obligations or exercise its rights under the Operative Documents to which it is a party or on the business, property, assets, liabilities, condition (financial or otherwise) or prospects of General Partner or Partnership. Upon request by any Limited Partner or as otherwise required by any of the Operative Documents, General Partner will cause the Partnership to be qualified in the State of Texas.

              14.1.4 After giving effect to each Bill of Sale therefor, Partnership has good and marketable title to each Item of Equipment (including the parts and components thereof) and the Lessor Collateral is free and clear of any Liens attributable to General Partner or Partnership other than Permitted Liens and Collateral Agent Liens.

              14.1.5 Neither General Partner nor Partnership nor any Person authorized to act on either of their behalf will permit any transfer of any interest in Partnership, directly or indirectly, that would result in Partnership being treated as a Publicly Traded Partnership pursuant to Code Section 7704.

              14.2 Covenants of General Partner: Each of General Partner and Partnership covenants for the benefit of each Limited Partner (unless each shall have otherwise waived in writing compliance herewith) during the term of this Agreement as follows:

              14.2.1 It shall take all actions as are required to keep the representations and warranties made by it in Section 14.1 (except, in the case of Section 14.1.2, if the location of such office shall change, it shall provide each Limited Partner with not less than ten
         (10) days' prior written notice of such change), true and correct in all material respects (but without regard to the date when such representations and warranties were made or are expressed to be effective) until such time as all of the obligations secured hereby have been paid in full.

              14.2.2 It shall obtain and maintain, or cause to be obtained or maintained, in full force and effect, any authorization, approval, license, or consent of any governmental or judicial authority including those which may be or become necessary in order for Limited Partners to obtain the full benefits of this Agreement and all rights and remedies granted or to be granted herein.

              14.2.3 The proceeds of each Tranche A Note, Tranche B Loan and Equity Contribution shall be used solely to finance Partnership's acquisitions of Items of Equipment in accordance with the terms of the Participation Agreement and for costs related to such transactions. No part of the proceeds of any Tranche A Note, Tranche B Loan or Equity Contribution will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the issuing of any Tranche A Note, the making of any Tranche B Loan, the acceptance of the Capital Contributions nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

              14.2.4 It shall comply in all material respects with all Applicable Laws, rules, regulations and orders of any jurisdiction, such compliance to include paying when due

First Amended and Restated Agreement of Limited Partnership - page 33 all Taxes imposed upon it or upon its property by any Governmental Entity except to the extent contested in good faith and for which adequate reserves have been segregated.

              14.2.5 It shall promptly take, and maintain the effectiveness of, all action of the type referred to in Section 14.2.2 or otherwise that may, from time to time, be necessary or appropriate under Applicable Law in connection with the performance by Partnership of its obligations under the Operative Documents, or the taking of any action hereby or thereby contemplated, or necessary for the legality, validity, binding effect or enforceability of the Operative Documents, or for the making of any payment or the transfer or remittance of any funds by Partnership under the Operative Documents.

              14.2.6 It shall duly pay and discharge (i) immediately upon the attachment thereof (A) in the case of General Partner, all Liens attributable to General Partner on any Partnership asset other than Permitted Liens, and (B) in the case of Partnership, any Lien on any Partnership asset other than Permitted Liens and Collateral Agent Liens, (ii) as and when due, all of its indebtedness and others obligations before the time that any Lien attaches unless and only to the extent that any such amounts are not yet due and payable or the validity thereof is being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Items of Equipment or any interest therein and it maintains appropriate reserves with respect thereto or has made adequate provision for the payment thereof, in accordance with generally accepted accounting principles and approved by Equity Administrative Agent on behalf of the Majority Limited Partners and (iii) all Taxes imposed upon or against it or its property or assets, or upon any property leased by it, prior to the date on which penalties attach thereto.

              14.2.7 It shall keep at all times books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs, and provide or cause to be provided adequate protection against loss or damage to such books of record and account.

              14.2.8 It shall not operate in a manner that would result in an actual, constructive or substantive consolidation with any Limited Partner or any other Person other than Lessee, General Partner or Co-Obligor in the case of Partnership or other than the Partnership, Lessee, Co-Obligor or General Partner's sole shareholder in the case of General Partner, and Partnership shall observe all limited partnership formalities, maintain records separately and independently from those of any Limited Partner or other Person and enter into any transactions with any Limited Partner only on an arm's-length contractual basis.

              14.2.9 For so long as any Limited Partner Preferred Return remains owing or any Limited Partner has not been repaid its capital contributions, it shall not without the consent of all Limited Partners
         (i) enter into any business other than its acquisition, leasing, financing and sale of the Equipment, (ii) create, incur, assume or permit to exist any Indebtedness, except as expressly permitted by the Participation Agreement, (iii) enter into, or be a party to, any transaction with any Person, except the transactions set forth in the Operative Documents and as expressly permitted thereby, or (iv) make any investment in, guarantee the obligations of, or make or advance money to any Person, through the direct or indirect lending of money, holding of securities or otherwise except the transactions set forth in the Operative Documents and as expressly permitted thereby.

First Amended and Restated Agreement of Limited Partnership - page 34

              14.2.10 It shall not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease (substantially as a whole), or otherwise dispose of (whether in one or in a series of transactions) its assets except as expressly permitted by this Agreement.

              14.2.11 It shall not amend, waive supplement or modify any Operative Document in any manner that would, or consent to any amendment, waiver, supplementation or modification of any Operative Document that would in any manner, (i) extend the time of repayment of the Limited Partner Preferred Return, Capital Contributions or payment of Equity Yield (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification that is agreed to by Majority Limited Partners directly affected thereby to the financial definitions in the Operative Documents shall not constitute a reduction in the Applicable Equity Rate for purposes of this clause (i), notwithstanding the fact that such amendment or modification would otherwise actually result in such a reduction, so long as the primary purpose (as determined in good faith by Partnership) of the respective amendment or modification was not to decrease the pricing pursuant to this Agreement and the other Operative Documents), (ii) release or sell all or substantially all of Partnership's interest in the Equipment (except as expressly provided herein or in the Lease Agreement), or (C) reduce the percentage specified in the definition of Majority Limited Partners without the written agreement and consent of each Limited Partner.

                                   ARTICLE 15.

                  COVENANTS AND CONDITIONS OF LIMITED PARTNERS

         15.1 The obligations of each Limited Partner to make its Capital Contribution to the Partnership shall be subject to the satisfaction of each of the following conditions:

              15.1.1 The conditions precedent to Partnership's obligation to lease the Equipment in accordance with the terms of the Participation Agreement (except for the condition precedent set forth in Section 3.1(r) of the Participation Agreement) shall have been satisfied, without waiver or modification (except as consented to by Equity Administrative Agent), and such Limited Partner shall have received copies of all documents and opinions with respect thereto and any other evidence of satisfaction of such conditions as Limited Partner may reasonably request.

              15.1.2 There shall exist no Loan Default or Loan Event of Default and all representations and warranties of Partnership and General Partner contained herein and in the other Operative Documents shall be true and correct with the same effect as though such representations and warranties had been made on and as of the Closing Date.

              15.1.3 The Capital Contribution to be made by such Limited Partner does not exceed its Equity Commitment.

              15.1.4 Such Limited Partner shall have received original counterparts (unless otherwise specified) in each case duly authorized, executed and delivered by each other party thereto in full force and effect of this Agreement, the Lessor Indemnity and Security Agreement, Notice of Assignment and Financing Statements with respect to the

First Amended and Restated Agreement of Limited Partnership - page 35

         Lessor Indemnity and Security Agreement and its Partnership Certificate and copies of the Participation Agreement, Lease Agreement, Indenture and the Tranche B Loan Agreement.

              15.1.5 Such Limited Partner shall have received in form and substance satisfactory to such Limited Partner, the Certificate of Limited Partnership certified as of the Closing Date by the Secretary of General Partner.

              15.1.6 Such Limited Partner shall have received in form and substance satisfactory to such Limited Partner, the certificate of incorporation, by-laws and resolutions of General Partner's board of directors approving of the transaction contemplated herein, each certified as of the Closing Date by the Secretary of General Partner, duly authorizing the execution, delivery and performance by General Partner and Partnership of the Operative Documents to which each is a party, and each other document to be delivered in connection therewith to which it is a party, together with an incumbency certificate as to the person or persons authorized to execute and delivery such documents on behalf of General Partner and Partnership.

              15.1.7 Such Limited Partner shall have received written opinions of counsel to General Partner, dated the Closing Date and addressed to each Limited Partner in form and substance reasonably acceptable to such Limited Partner.

         15.2. Equity Commitment. Subject to and upon the terms and conditions set forth in Section 3 herein set forth for the benefit of Limited Partner, each Limited Partner agrees to make a single Capital Contribution to Lessor on the Closing Date in an amount up to the amount of its Equity Commitment. The aggregate of the Capital Contributions to be made on the Closing Date shall be equal to 3.063525% of the aggregate Acquisition Costs of the Equipment. Each party hereto agrees that, except as provided below, no Limited Partner shall be required to make any Capital Contribution hereunder in an amount in excess of its pro rata share (based upon the aggregate of the Equity Commitments) of the aggregate Equity Components. If the conditions to the obligations of any Limited Partner specified in Section 15.1 have not been fulfilled or waived by it on or before the Commitment Termination Date, such Limited Partner shall be relieved of all further obligations with respect to its Equity Commitment.

         15.3 Limited Partner Covenants. Each Limited Partner covenants and agrees for the benefit of each party hereto (unless each party hereto shall have otherwise waived in writing compliance herewith) during the term of this Agreement it shall (i) not cause or permit to exist any Lien attributable to it with respect to the Items of Equipment or any other asset of Partnership other than Permitted Liens or Collateral Agent Liens, (ii) promptly, at its own expense, take such action as may be necessary duly to discharge any such Lien attributable to it, and (iii) make restitution to Partnership for any actual diminution of the assets of Partnership resulting from any such Liens attributable to it.

                                   ARTICLE 16

                            ADMINISTRATIVE PROVISONS

         A. Administrative Agent

First Amended and Restated Agreement of Limited Partnership - page 36

            16.1.1 Calculation of Equity Yield. Each Limited Partner hereby authorizes and directs the General Partner to designate the Equity Administrative Agent to calculate the Equity Yield due on each Floating Payment Date and give notice of such amounts to Lessee, Partnership and each Limited Partner at least two (2) Business Days before such Floating Payment Date.

            16.1.2 Agent Agreement. Each Limited Partner agrees that the agreement designating the Equity Administrative Agent shall provide, among other things, that neither Equity Administrative Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted by it or them under or in connection with any Operative Document, except for its or their own gross negligence or willful misconduct and, without limitation of the generality of the foregoing, Equity Administrative Agent (i) may consult with legal counsel (including counsel for Lessee), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted in good faith by it in accordance with the advice of such counsel, accountants or experts,
         (ii) makes no warranty or representation to Limited Partners and shall not be responsible to any Limited Partner for any statements, warranties or representations made in or in connection with any Operative Document, (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Operative Document on the part of Partnership or to inspect the property (including the books and records) of Lessee, General Partner or Partnership, (iv) shall not be responsible to any Limited Partner for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Document or any other instrument or document furnished pursuant thereto, and (v) shall incur no liability under or in respect of any Operative Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by fax, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties (including, but not limited to any notice, consent, certification, other instrument or writing from Limited Partners).

            16.1.3 Equity Administrative Agent and Affiliates. With respect to any Capital Contributions made by it, Equity Administrative Agent shall have the same rights and powers under each Operative Document as any other Limited Partner may have and may exercise the same as though it were not an agent hereunder. Equity Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Partnership, Lessee or Guarantor, any of their Affiliates and any Person who may do business with or own securities of Partnership, Lessee or Guarantor or any such Affiliate, all as if Equity Administrative Agent were not an agent hereunder and without any duty to account therefor to any other party hereto.

            16.1.4 Credit Decisions. Each Limited Partner acknowledges that it has, independently and without reliance upon Equity Administrative Agent, and based on the financial statements of Partnership, General Partner, Lessee and Guarantor and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Limited Partner also acknowledges that it will, independently and without reliance upon Equity Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Operative Documents.

First Amended and Restated Agreement of Limited Partnership - page 37

            16.1.5 Successor Equity Administrative Agent; Termination of Agency. Equity Administrative Agent may resign at any time by giving at least fifteen (15) days written notice thereof to each Limited Partner, and Equity Administrative Agent may be removed at any time with or without cause by the General Partner upon the direction of the Majority Limited Partners. Upon any resignation or removal of Equity Administrative Agent, the General Partner upon the direction of the Majority Limited Partners shall appoint a successor Equity Administrative Agent. If no successor Equity Administrative Agent shall have been so appointed within thirty (30) days after any such resignation of removal, the retiring Equity Administrative Agent may, appoint a successor Equity Administrative Agent which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Equity Administrative Agent hereunder by a successor Equity Administrative Agent, such successor Equity Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Equity Administrative Agent, and the obligations under each Operative Document.

                                   ARTICLE 17

              ISSUANCE OF LIMITED PARTNERSHIP INTEREST CERTIFICATES

         A. Certificates.

            17.1.1 A Limited Partner's Partnership Interest shall be represented by the Capital Contribution made by each Limited Partner, as set forth opposite such Limited Partner's name in Exhibit B, as such Exhibit shall be amended from time to time. Notwithstanding any other provision of this Agreement, no fractional Units shall be issued.

            17.1.2 Distributions. Distributions on Partnership Interests shall be made in accordance with Article V.

            17.1.3 Certificates. Each Limited Partner's ownership of the Partnership Interest set forth opposite such Limited Partner's name in Exhibit B shall be evidenced by a certificate ("Partnership Certificate") in the form of Exhibit C executed by the General Partner. The Limited Partners hereby authorize and instruct the General Partner to issue Partnership Certificates to the Limited Partners for the Partnership Interests specified in Exhibit B. Upon any change in the Partnership Interest held by any Limited Partner, such Limited Partner shall deliver its Partnership Certificate to the General Partner to be canceled and the Partnership shall issue a replacement Partnership Certificate reflecting the adjusted Partnership Interest. Ownership of the Partnership Certificates shall be proved by a Partnership Certificate register kept by the Partnership and the Equity Administrative Agent. In the event of any conflict between the register maintained by the Partnership and the Equity Administrative Agent, the register maintained by the Partnership shall prevail. Prior to due presentment for registration of transfer of any Partnership Certificate, the Partnership and each other Partner may deem and treat the Person in whose name the Partnership Certificate is registered as the absolute owner of such Partnership Certificate for all purposes whatsoever and neither the Partnership nor any Partner shall be affected by any notice to the contrary.

First Amended and Restated Agreement of Limited Partnership - page 38

                                   ARTICLE 18

                                  MISCELLANEOUS

         18.1 Notices: All notifications, notices, demands, requests and other communications herein provided for or made pursuant hereto shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered via courier to the addresses listed below. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to Equity Administrative Agent shall not be effective until received by Equity Administrative Agent. A copy of all notices Lessee is required to deliver under the Operative Documents Partnership shall be delivered by Partnership to Equity Administrative Agent. The initial address of the parties hereto is as follows:

Partnership or General Partner:     BRL Universal Equipment 2001 A, L.P.
                                    c/o Brazos Universal Equipment Management, Inc.
                                    2911 Turtle Creek Blvd.
                                    Suite 1240
                                    Dallas, Texas 75219
                                    Attention: Gregory C. Greene, President
                                    Telephone: (214) 522-7296
                                    Telefax: (214) 520-2006


Limited Partners:                   Deutsche Bank A.G., New York Branch
                                    c/o Deutsche Bank Alex. Brown Inc.
                                    31 West 52nd Street, Mail Stop 1411
                                    New York, NY 10019
                                    Attn: Robert Martorano, Jr., Director
                                          Global Asset Finance and Leasing
                                    Telephone: (212) 469-7393
                                    Telefax: (212) 469-7398

                                    First Union National Bank
                                    301 South College Street
                                    Charlotte, NC 28288
                                    Attn: Robert Wateroff
                                    Telephone: (704) 374-6221
                                    Telefax: (704) 374-6249

Equity Administrative Agent:        Deutsche Bank A.G., New York Branch
                                    c/o Deutsche Bank Alex. Brown Inc.
                                    31 West 52nd Street, Mail Stop 1411
                                    New York, NY 10019
                                    Attn: Robert Martorano, Jr., Director
                                          Global Asset Finance and Leasing
                                    Telephone: (212) 469-7393
                                    Telefax: (212) 469-7398

First Amended and Restated Agreement of Limited Partnership - page 39

         18.2 Headings: Titles or captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define, amplify or limit the scope, extent or intent of this Agreement or any provisions hereof.

         18.3 Severability: The provisions of this Agreement are severable, and if any section or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         18.4 Litigation: Subject to the terms hereof, the General Partner shall prosecute and defend such actions at law or in equity as may be necessary to enforce or protect the interests of the Partnership. The Partnership and the General Partner shall respond to any final decree, judgment or decision of any court, board or authority having jurisdiction in the matter and shall satisfy any such decree, judgment or decision first out of any insurance proceeds available therefor, next out of the assets of the Partnership and finally out of the assets of the General Partner.

         A. Governing Law:

            18.5.1 THIS AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF DELAWARE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF PARTNERSHIP AND GENERAL PARTNER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY HEREUNDER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER JURISDICTION.

            18.5.2 EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

First Amended and Restated Agreement of Limited Partnership - page 40

            18.5.3 EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         18.6 Execution and Effectiveness: This Agreement may be executed (i) in multiple counterparts, each of which shall be regarded as an original and all of which shall constitute a single instrument and shall become effective on the Closing Date when each of the parties hereto shall have signed a copy hereof (whether the same or different copies) and (ii) by facsimile signature and each such signature shall be treated in all respects as having the same effect as an original signature.

         18.7 Parties in Interest: The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the personal representatives, successors and permitted assigns of the respective Partners.

         18.8 Waiver of Partition: Each Partner expressly waives any right that he might have to require a partition of any Partnership Property or a dissolution of the Partnership, except as otherwise specifically provided herein.

         18.9 Person and Gender: Whenever required by the context hereof, the singular shall include the plural, and vice-versa, and the masculine gender shall include the feminine and neuter genders, and vice-versa.

         18.10 Entire Agreement: This Agreement contains the entire understanding between the parties and any prior understanding and agreements between them respecting the within subject matter.

         18.11 Survival: Each of the representations, warranties, terms, covenants, agreements and conditions contained in this Agreement shall specifically survive the execution and delivery of this Agreement and the other Operative Documents, the making of the Equity Contributions and shall, unless otherwise expressly provided therein, continue in full force and effect until the Equity Contributions together with the Equity Yield and all other sums payable hereunder or thereunder have been indefeasibly paid in full.

         18.12 No Broker: Each party hereto hereby represents and warrants to the other parties that no broker other than Deutsche Banc Alex. Brown, Inc. (whose fees shall be paid solely by Lessee) brought about the transactions contemplated hereby and each party hereby agrees to indemnify (the "Indemnifying Party") and hold each other party harmless from, any and all other liabilities and costs (including, without limitation, costs of counsel) to any Person claiming brokerage commissions or finder's fees as a result of any agreement with the Indemnifying Party.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

First Amended and Restated Agreement of Limited Partnership - page 41

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                       GENERAL PARTNER:

                                       BRL UNIVERSAL EQUIPMENT MANAGEMENT, INC., a Delaware corporation



                                       By: /s/ GREGORY C. GREENE
                                          -------------------------------------
                                               Gregory C. Greene, President


                                       LIMITED PARTNER:


                                       Deutsche Bank A.G., New York Branch,



                                       By: /s/ ROBERT MARTORANO, JR.
                                          --------------------------------------
                                               Robert Martorano, Jr.
                                               Director


                                       By: /s/ GENNARO R. AGASTINO
                                          --------------------------------------
                                               Gennaro R. Agastino,
                                               Assistant Vice President


                                       LIMITED PARTNER:


                                       First Union National Bank,



                                       By: /s/ DAVID HUMPHREYS
                                          --------------------------------------
                                               David Humphreys, Vice President




         The party below executes this Agreement for the sole purpose of evidencing his withdrawal from the Partnership and the agreement of the other Partners of the Partnership to such withdrawal.


                                                     /s/ GREGORY C. GREENE
                                                  ------------------------------
                                                         Gregory C. Greene


First Amended and Restated Agreement of Limited Partnership - page 42

                                   EXHIBIT .A.
                             Separateness Provisions

A.       The Partnership shall at all times:

         1.       Observe all partnership formalities;

         2. Maintain its own separate and distinct books of account, bank accounts, and partnership records;

         3. Cause its financial statements to be prepared in accordance with generally accepted accounting principles;

         4. Pay all its liabilities out of its own funds (which does not preclude the Partnership from reimbursing others for paying Partnership liabilities);

         5. In all dealings with the public, identify itself, and conduct its business, under its own name and as a separate and distinct entity, and not fail to correct any known misunderstanding regarding its separate identity;

         6. Independently make decisions with respect to its business and daily operations;

         7. Not identify itself or any of its affiliates as a division or part of the other;

         8.       Pay the salaries of its own employees, if any;

         9.       File its own tax returns; and

         10. Not guarantee or hold out its credit as being available to satisfy the obligations of others.


         As used in this EXHIBIT .A., "affiliate" means any person controlling, under common control with, or controlled by the person in question, and the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

B. The Partnership shall not (i) commingle its assets with those of, or pledge its assets for the benefit of, any other person, (ii) assume or guarantee, or hold out its credit as being available to satisfy, the debts, liabilities or obligations of any other person, (iii) acquire obligations or securities of, or make loans or advances to, any affiliate or (vi) incur any indebtedness except in accordance with the Credit Agreement.

First Amended and Restated Agreement of Limited Partnership - page 43

                                    EXHIBIT B



          LIST OF PARTNERS, EQUITY COMMITMENTS AND CAPITAL CONTRIBUTION

   Partner Name and                                        Equity           Capital
   Address for Notices                                   Commitments      Contribution
   -------------------                                   -----------      ------------
Deutsche Bank A.G., New York Branch                       $6,540,625       $6,540,625
c/o Deutsche Bank Alex. Brown Inc.
31 West 52nd Street, Mail Stop 1411
New York, NY 10019
Attn:  Robert Martorano, Jr., Director
Global Asset Finance and Leasing
Telephone: (212) 469-7393
Telefax: (212) 469-7398

First Union National Bank                                 $6,540,625       $6,540,625
301 South College Street
Charlotte, NC 28288
Attn:  Robert Wateroff
Telephone: (704) 374-6221
Telefax: (704) 374-6249

First Amended and Restated Agreement of Limited Partnership - page 44

                                    EXHIBIT C


                   NON-NEGOTIABLE PARTNERSHIP CERTIFICATE FOR
                      BRL UNIVERSAL EQUIPMENT 2001 A, L.P.

              "This Certificate and the Partnership Interest represented hereby are subject to that certain Amended and Restated Agreement of Limited Partnership dated as of February 9, 2001, and any amendment thereto, a copy of which agreement is on file at the principal place of business of the Partnership, and any sale, gift, pledge, assignment, bequest, transfer, transfer in trust, mortgage, alienation, hypothecation, encumbering or disposition of the Partnership Interest represented hereby in any manner whatsoever, voluntarily or involuntarily, including, without limitation, any attachment, assignment for the benefit of creditors or transfer by operation of law or otherwise, or any transfer as a result of any voluntary or involuntary legal proceedings, execution, sale, bankruptcy, insolvency, or otherwise of this Certificate or the Partnership Interest represented hereby in violation of said agreement shall be invalid."

Certificate No. _____                    Partnership Interest: $________________


         BRL UNIVERSAL EQUIPMENT 2001 A, L.P., a Delaware limited partnership (the "Partnership"), hereby certifies that _______________ (the "Holder") is the registered owner of the above referenced Partnership Interest in the Partnership. This Certificate is issued pursuant to the Amended and Restated Agreement of Limited Partnership dated as of February 9, 2001, as the same may be amended, modified or supplemented from time to time (the "Partnership Agreement"). The rights, powers, preferences, restrictions and limitations of the Partnership Interest represented hereby are set forth in, and the Certificate and the Partnership Interest represented hereby are issued and shall in all respects be subject to, the terms and provisions of the Partnership Agreement. This Certificate is a registered Certificate. The Partnership may deem and treat the person in whose name this Certificate is registered in the register held at the principal place of business of the Partnership as the absolute owner hereof for all purposes whatsoever and the Partnership shall not be affected by any notice to the contrary. THIS CERTIFICATE AND THE PARTNERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE ARE NONTRANSFERABLE EXCEPT AS EXPRESSLY PROVIDED IN THE PARTNERSHIP AGREEMENT. By acceptance of this Certificate for the above referenced Partnership Interest, and as a condition to being entitled to any rights and/or benefits with respect to the Partnership Interest evidenced hereby, the Holder hereof (including any transferee hereof) is deemed to have agreed, whether or not such Holder is admitted to the Partnership as a Limited Partner of the Partnership with respect to the Partnership Interest evidenced hereby, to comply with and be bound by all the terms and conditions of the Partnership Agreement.

First Amended and Restated Agreement of Limited Partnership - page 45

Date:______________                 BRL UNIVERSAL EQUIPMENT 2001 A, L.P.


                                    By: BRL UNIVERSAL EQUIPMENT MANAGEMENT, INC.
                                        Its General Partner

                                        By:    _________________________________
                                        Title: _________________________________

First Amended and Restated Agreement of Limited Partnership - page 46